                                                                  EXECUTION COPY

                                                                     Exhibit 4.2

                               ==================





                                SPX CORPORATION,
                                    as Issuer


                                  $500,000,000

                          7 1/2% Senior Notes due 2013

                                   ==========



                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of December 27, 2002



                                   ==========





                              JPMORGAN CHASE BANK,
                                   as Trustee

                               ==================

                                Table of Contents

                                                                                                 Page
                                            ARTICLE I

Establishment, Definitions and Incorporation by Reference.......................................   2

SECTION 1.01.   Establishment...................................................................   2
SECTION 1.02.   Definitions.....................................................................   3
SECTION 1.03.   Other Definitions...............................................................  34
SECTION 1.04.   Incorporation by Reference of Trust Indenture Act...............................  35
SECTION 1.05.   Rules of Construction...........................................................  35
SECTION 1.06.   Definitive Securities...........................................................  36
SECTION 1.07.   Satisfaction and Discharge......................................................  36

                                            ARTICLE II

Redemption......................................................................................  37

SECTION 2.01.   Selection of Securities to Be Redeemed..........................................  37
SECTION 2.02.   Optional Redemption.............................................................  37
SECTION 2.03.   Mandatory Redemption............................................................  38

                                           ARTICLE III

Covenants.......................................................................................  38

SECTION 3.01.   Payment of Securities...........................................................  38
SECTION 3.02.   SEC Reports.....................................................................  39
SECTION 3.03.   Limitation on Indebtedness......................................................  39
SECTION 3.04.   Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.............  44
SECTION 3.05.   Limitation on Restricted Payments...............................................  45
SECTION 3.06.   Limitation on Liens.............................................................  51
SECTION 3.07.   Limitation on Sale/Leaseback Transactions.......................................  51
SECTION 3.08.   Limitation on Restrictions on Distributions from Restricted Subsidiaries........  52
SECTION 3.09.   Limitation on Sales of Assets and Subsidiary Stock..............................  55
SECTION 3.10.   Limitation on Affiliate Transactions............................................  58
SECTION 3.11.   Change of Control...............................................................  59
SECTION 3.12.   Further Instruments and Acts....................................................  61
SECTION 3.13.   Effectiveness of Covenants......................................................  61
SECTION 3.14.   Additional Covenants............................................................  61

                                            ARTICLE IV

Successor Company...............................................................................  62

SECTION 4.01.   Merger and Consolidation........................................................  62

                                                  ARTICLE V

     Defaults and Remedies...........................................................................  63

     SECTION 5.01.   Events of Default...............................................................  63
     SECTION 5.02.   Acceleration....................................................................  66
     SECTION 5.03.   Other Remedies..................................................................  67
     SECTION 5.04.   Waiver of Past Defaults.........................................................  67
     SECTION 5.05.   Limitation on Suits.............................................................  67
     SECTION 5.06.   Rights of Holders to Receive Payment............................................  68
     SECTION 5.07.   Collection Suit by Trustee......................................................  68
     SECTION 5.08.   Trustee May File Proofs of Claim................................................  68
     SECTION 5.09.   Priorities......................................................................  68
     SECTION 5.10.   Undertaking for Costs...........................................................  69
     SECTION 5.11.   Control by Holders of Securities................................................  69
     SECTION 5.12.   Notices of Default; Compliance Certificate......................................  69

                                                  ARTICLE VI

     Defeasance and Covenant Defeasance..............................................................  70

     SECTION 6.01.   Defeasance......................................................................  70
     SECTION 6.02.   Conditions to Defeasance........................................................  71
     SECTION 6.03.   Application of Trust Money......................................................  72
     SECTION 6.04.   Repayment to Company............................................................  72
     SECTION 6.05.   Indemnity for U.S. Government Obligations.......................................  73
     SECTION 6.06.   Reinstatement...................................................................  73

                                                  ARTICLE VII

     Amendment and Waiver............................................................................  73

     SECTION 7.01.   Without Consent of Holders of Securities........................................  73
     SECTION 7.02.   With Consent of Holders of Securities...........................................  74
     SECTION 7.03.   Revocation and Effects of Consents and Waivers..................................  75
     SECTION 7.04.   Payment for Consent.............................................................  75

                                                 ARTICLE VIII

     Miscellaneous...................................................................................  75

     SECTION 8.01.   No Personal Liability of Directors, Officers, Employees and Stockholders........  75
     SECTION 8.02.   Priority of First Supplemental Indenture........................................  76
     SECTION 8.03.   Governing Law...................................................................  76
     SECTION 8.04.   Appointment of Security Registrar and Paying Agent..............................  76
     SECTION 8.05.   Table of Contents; Headings.....................................................  76

EXHIBIT A         Form of the Security

                              CROSS-REFERENCE TABLE

TIA                                                                                   Supplemental
Section                                                                               Indenture
                                                                                      Section
310(a)(1)              .............................................................     N.A.
   (a)(2)              .............................................................     N.A.
   (a)(3)              .............................................................     N.A.
   (a)(4)              .............................................................     N.A.
   (b)                 .............................................................     N.A.
   (c)                 .............................................................     N.A.
311(a)                 .............................................................     N.A.
   (b)                 .............................................................     N.A.
   (c)                 .............................................................     N.A.
312(a)                 .............................................................     N.A.
   (b)                 .............................................................     N.A.
   (c)                 .............................................................     N.A.
313(a)                 .............................................................     N.A.
   (b)(1)              .............................................................     N.A.
   (b)(2)              .............................................................     N.A.
   (c)                 .............................................................     N.A.
   (d)                 .............................................................     N.A.
314(a)                 .............................................................     3.02
   (b)                 .............................................................     N.A.
   (c)(1)              .............................................................     N.A.
   (c)(2)              .............................................................     N.A.
   (c)(3)              .............................................................     N.A.
   (d)                 .............................................................     N.A.
   (e)                 .............................................................     N.A.
315(a)                 .............................................................     N.A.
   (b)                 .............................................................     N.A.
   (c)                 .............................................................     N.A.
   (d)                 .............................................................     N.A.
   (e)                 .............................................................     N.A.
316(a)(last sentence)  .............................................................     N.A.
   (a)(1)(A)           .............................................................     5.04
   (a)(1)(B)           .............................................................     7.02
   (a)(2)              .............................................................     N.A.
   (b)                 .............................................................     N.A.
317(a)(1)              .............................................................     N.A.
   (a)(2)              .............................................................     N.A.
   (b)                 .............................................................     N.A.
318(a)                 .............................................................     N.A.

     N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

          FIRST SUPPLEMENTAL INDENTURE (the "First Supplemental Indenture"), dated as of December 27, 2002, between SPX CORPORATION, a Delaware corporation (the "Company"), and JPMORGAN CHASE BANK, a New York banking corporation (the "Trustee"), as Trustee.

                             RECITALS OF THE COMPANY

          WHEREAS, the Company deems it necessary to issue from time to time for its lawful purposes senior debt securities evidencing its unsecured and unsubordinated indebtedness, which may or may not be convertible into or exchangeable for any securities of any Person (including the Company), and has duly authorized the execution and delivery of this First Supplemental Indenture;

          WHEREAS, the Company has heretofore entered into an Indenture, dated as of December 27, 2002, with the Trustee (the "Original Indenture," as may be amended and supplemented in respect of provisions relating to the 7 1/2% Senior Notes due 2013, and together with the First Supplemental Indenture, the "Indenture");

          WHEREAS, the Original Indenture is incorporated herein by this reference;

          WHEREAS, the Indenture provides for the issuance from time to time of a new series of securities, unlimited as to principal amount, to bear such rates of interest, to mature at such times and to have such other provisions as shall be fixed in accordance with the provisions of the Indenture, and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

          WHEREAS, the Company hereby proposes to create under the Indenture a series of securities;

          WHEREAS, additional securities of other series hereafter established, except as may be limited in the Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified;

          WHEREAS, this Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions; and

          WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company, and a valid amendment and supplement to the Original Indenture, have been done.

          NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

          For and in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of the Holders of the series of Securities established hereby, as follows:

                                    ARTICLE I

            ESTABLISHMENT, DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.01. Establishment.

          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) the Company's 7 1/2% Senior Notes due 2013, issued on the date hereof (the "Initial Securities") and
(ii) if and when issued, an unlimited principal amount of additional 7 1/2% Senior Notes due 2013 in a registered offering (or in a registered exchange offer) of the Company that may be offered from time to time subsequent to the Issue Date subject to the terms of this Indenture (the "Additional Securities," and together with the Initial Securities, the "Securities"). Any reference to "Securities" in this First Supplemental Indenture shall only refer to the 7 1/2% Senior Notes due 2013 (including any Additional Securities) and not any securities of a different series issued on a later date under the Indenture.

          The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Initial Securities issued on the date hereof will be in an aggregate principal amount of $500,000,000. In addition, the Company may issue, from time to time in accordance with the provisions of this Indenture, including, without limitation, Section 301 of the Original Indenture, Additional Securities. Furthermore, Securities may be authenticated and delivered upon registration or transfer, or in lieu of, other Securities pursuant to Section 303, 304, 305, 306, 310 or 906 of the Original Indenture or in connection with an Asset Disposition Offer pursuant to Section
3.09 hereof or a Change of Control Offer pursuant to Section 3.11 hereof.

          The Initial Securities shall be known and designated as "7 1/2% Senior Notes due 2013" of the Company. Additional Securities issued shall also be known and designated as "7 1/2% Senior Notes due 2013" of the Company.

          With respect to any Additional Securities, the Company shall set forth in a Board Resolution or an Officers' Certificate pursuant to a Board Resolution, in addition to any information required by the Original Indenture, the following information:

          (1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture; and

          (2) the issue price and the issue date of such Additional Securities.

          The Initial Securities and the Additional Securities shall be considered collectively as a single class for all purposes of this Indenture. Holders of the Initial Securities and the Additional Securities will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Securities or the Additional Securities shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent. By means of a supplemental indenture to the Original Indenture and this First Supplemental Indenture, Additional Securities may be issued in a private placement (with or without registration rights); provided that appropriate transfer restrictions and legends for purposes of the Securities Act are included in such provisions. Holders of Additional Securities issued in a private placement will have all of the rights and obligations of other Holders of Securities under the Indenture, with the exception of the transfer restrictions applicable to such Additional Securities and the right to additional interest under an applicable registration rights agreement, if any, and such Securities may be exchanged for publicly registered Securities.

          SECTION 1.02. Definitions.

          (a) For all purposes of this First Supplemental Indenture and any Securities issued hereunder:

                    (i) Capitalized terms used herein without definition shall have the meanings specified in the Original Indenture;

                    (ii) Each reference to "Indenture" in this First Supplemental Indenture shall mean the provisions of the Original Indenture and future amendments and supplements to the Original Indenture, including this First Supplemental Indenture, applicable to the Securities and exclusive of amendments and supplements that relate to future issuances of other series of securities issued at a later date under the Indenture;

                    (iii) All references in this First Supplemental Indenture to
               Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this First Supplemental Indenture and, where so specified, to the Articles and Sections of the Original Indenture as supplemented, amended or modified by this First Supplemental Indenture;

                    (iv) All references in the Original Indenture to Articles and Sections in the Original Indenture shall for purposes of the Securities be deemed references to the Articles and Sections of the Original Indenture as supplemented, amended or modified by this First Supplemental Indenture, including a deemed reference to a different section number in this First Supplemental Indenture that supplements, amends or modifies a Section in the Original Indenture; and

                    (v) The terms "above," "below," "hereof," "herein," "hereby," "hereto," "hereunder" and "herewith" in this First Supplemental Indenture refer to this First Supplemental Indenture.

          (b) For all purposes of this First Supplemental Indenture, the following terms shall have the following definitions and shall supercede any such definitions of the same terms in the Original Indenture:

          "Acquired Indebtedness" means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or merges with or into a Restricted Subsidiary or with or into the Company or (ii) assumed in connection with the acquisition of assets, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming or merging with or into a Restricted Subsidiary of the Company or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary or merges with or into a Restricted Subsidiary or with or into the Company and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

          "Additional Assets" means:

          (1) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary;

          (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary of the Company; or

          (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company.

          "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

          "Asset Disposition" means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases (other than operating leases entered into in the ordinary course of business), transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

          Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

          (1) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary (other than a Receivables Entity);

          (2) the sale of Cash Equivalents in the ordinary course of business;

          (3) a disposition of inventory;

          (4) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

          (5)  transactions permitted under Section 4.01 hereof;

          (6) an issuance of Capital Stock by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary (other than a Receivables Entity);

          (7) the making of a Permitted Investment or a Restricted Payment made in accordance with Section 3.05 hereof;

          (8) transfers of accounts receivable and related assets or an interest therein of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Entity;

          (9) dispositions of long-term assets with an aggregate fair market value per annum of $5.0 million (with unused amounts available to be used in future years);

          (10) dispositions in connection with Permitted Liens;

          (11) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries taken as a whole;

          (12) foreclosure on assets;

          (13) issuances by Inrange of shares of Inrange Capital Stock in a Permitted Subsidiary Acquisition or in connection with a Permitted Joint Venture or dispositions by the Company and its Restricted Subsidiaries of Inrange Capital Stock; provided, that at the Company's option (x) the transaction complies with Section 3.09 herein as if such transaction constituted an Asset Disposition covered thereunder, (y) after giving effect to any such transaction, Inrange or its acquiror is a Restricted Subsidiary of the Company or (z) the Company's Investment in Inrange or its acquiror (valued on the same basis as the valuation of Investments in Inrange) would qualify as, and would be deemed and treated as, for subsequent calculations of Restricted Payments, a Restricted Payment pursuant to the provisions of the first paragraph of Section 3.05 herein in an amount equal to the aggregate of Investments made by the Company or its Restricted Subsidiaries in Inrange after the Issue Date that, without duplication, (a) constitute Permitted Investments (exclusive of clauses (17) and (18) of such defined term) and (b) that pursuant to clause (c)(iv)(B) of Section
3.05 herein would no longer constitute Restricted Payments (it being understood that the sum of clauses (a) and (b) is intended to equal the aggregate amount of Investments as calculated under the definition of "Investment," with the exception of clauses (17) and (18) of the definition of "Permitted Investment");

          (14) issuances by Inrange to management, employees (current or former), directors and consultants of the Company, Inrange or any of their Subsidiaries, of options and warrants to acquire shares of Inrange Capital Stock, and issuances of Inrange Capital Stock pursuant to the exercise of such options and warrants by such Persons, and, if at the time of such grant, the Common Stock of Inrange is not registered under Section 12 of the Exchange Act, at a price of not less than 85% of the fair market value of such Inrange Capital Stock (determined as of the date of the grant of such options or warrants);

                  (15) the sale, transfer, issuance or other disposition or distribution of any Capital Stock of an Unrestricted Subsidiary; and

                  (16) the exercise of conversion features in convertible Preferred Stock or convertible Indebtedness or the exercise of options, warrants or other similar instruments issued by a Person acquired by and that has become a Subsidiary of, or merged with or into, Inrange and its Subsidiaries issued by such Person prior to and outstanding on the date on which such Person became a Subsidiary of, or merged with or into, Inrange and its Subsidiaries (other than convertible Preferred Stock or convertible Indebtedness or options, warrants or other similar instruments issued (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Subsidiary of Inrange or was merged into a Subsidiary of Inrange or was otherwise acquired by Inrange and its Subsidiaries or (b) otherwise in connection with, or in contemplation of, such acquisition), in each case to the extent such exercise does not result in Net Cash Proceeds.

                  "Asset Swap" means the substantially concurrent purchase and sale or exchange of business assets between the Company or any of its Restricted Subsidiaries on the one hand and another Person on the other hand; provided that any cash received must be applied in accordance with Section 3.09 hereof.

                  "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate assumed in making calculations in accordance with Financial Accounting Standards No. 13 "Accounting for Leases") of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

                  "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

                  "Bankruptcy Law" means Title 11, United States Code or any similar Federal or state law for the relief of debtors.

                  "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof or the equivalent body thereof.

                  "BOMAG" means BOMAG Holding, Inc., a Delaware corporation.

                  "BOMAG Receivable Facility" means the receivable financing of BOMAG and/or its subsidiaries in effect on the Issue Date.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents (however designated) of corporate stock or other equity participations including Preferred Stock and partnership interests, whether general or limited, and limited liability company interests of such Person, but excluding any debt securities convertible into such equity.

                  "Capitalized Lease Obligations" means with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease before the first date such lease may be terminated without penalty.

                  "Cash Equivalents" means:

                  (1) securities issued or directly and fully guaranteed or insured by the United States of America Government or any agency or instrumentality of the United States of America (provided that the full faith and credit of the United States of America is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

                  (2) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition of the United States of America and, at the time of acquisition, having a credit rating of "A" or better from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc.;

                  (3) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued or guaranteed by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by Standard & Poor's Ratings Services, or "A" or the equivalent thereof by Moody's Investors Service, Inc., and having combined capital and surplus in excess of $500.0 million;

                  (4) repurchase obligations or agreements with a term of not more than 30 days for underlying securities of the types described in clauses (1), (2) and (3) above entered into with any bank meeting the qualifications specified in clause (3) above;

                  (5) commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by Standard & Poor's Ratings Services or "P-2" or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof;

                  (6) interests in any investment company or money market fund which invests substantially all of their assets in instruments of the type specified in clauses (1) through (5) above; and

                  (7) in the case of Foreign Subsidiaries (other than a holding company of Foreign Subsidiaries that otherwise would be a Domestic Subsidiary), substantially similar Investments to those set forth in clauses (1) through (6) above denominated in foreign currencies; provided that references to United States of America shall be deemed to mean foreign countries having a sovereign rating of "A" or better from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc.

                  "Change of Control" means:

                  (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (exclusive of rights of first refusal, rights of first offer or similar rights which have not been exercised)), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of the Company held by a parent entity, if such person or group "beneficially owns" (as defined above), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent entity);

                  (2) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors;

                  (3) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than the Company or a Restricted Subsidiary); or

                  (4) the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company;

provided, that notwithstanding the foregoing the occurrence of a reorganization that results in all the Capital Stock of the Company being held by a parent entity (the "parent entity") shall not result in a Change of Control provided that the shareholders of the parent entity immediately after such reorganization are the shareholders of the Company immediately preceding such reorganization.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commodity Price Protection Agreement" means any commodity forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value of which is dependent on, fluctuations in commodity prices.

                  "Common Stock" means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person's common stock (or equivalents if such Person is not a corporation) whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock (or equivalents if such Person is not a corporation).

                  "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to January 1, 2008.

                  "Comparable Treasury Price" means, with respect to any Redemption Date, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, (i) as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York or published on the website of the Federal Reserve Bank of New York at http://www.ny.frb.org and designated "Composite 3:30 p.m. Quotations for the U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, the average of the Reference Treasury Dealer Quotations for such redemption date.

                  "Consolidated Coverage Ratio" means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (y) the aggregate amount of Consolidated Interest Expense of such Person for such four fiscal quarters, provided, however, that:

                  (1) if the Company or any Restricted Subsidiary:

                           (a) has Incurred any Indebtedness since the beginning
                  of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be computed based on (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

                           (b) has repaid, repurchased, defeased or otherwise
                  discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

                  (2) if since the beginning of such period the Company or any Restricted Subsidiary will have disposed of any company, division, operating unit, segment or business constituting an Asset Disposition or other disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition or other disposition, in each case, of any company, division, operating unit, segment or business:

                           (a) the Consolidated EBITDA for such period will be
                  reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition or such other disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

                           (b) Consolidated Interest Expense for such period
                  will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition or such other disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

                  (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment or business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

               (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness or made any asset disposition referred to above or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment or acquisition of assets occurred on the first day of such period.

               For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company. Any such pro forma calculations may include operating expense reductions for such period expected to result from the acquisition which is being given pro forma effect that (a) would be permitted pursuant to Article 11 of Regulation S-X under the Securities Act or (b) have been realized or for which steps necessary for realization have been taken or are reasonably expected to be taken within one year following any such acquisition, including, but not limited to, the execution or termination of any contracts, the termination of any personnel or the closing (or approval by the Board of Directors or Senior Management of the Company of any closing) of any facility, as applicable, provided that such adjustment are set forth in an Officers' Certificate signed by the Company's Chief Financial Officer which states (i) the amount of such adjustment or adjustments, (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers' Certificate at the time of such execution and (iii) that any related Incurrence of Indebtedness is permitted pursuant to this Indenture. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company.

               "Consolidated EBITDA" for any period means, with respect to any Person without duplication, the Consolidated Net Income of such Person for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

               (1) Consolidated Interest Expense;

               (2) Consolidated Income Taxes;

               (3) consolidated depreciation expense;

               (4) consolidated amortization expense or impairment charges recorded in connection with the application of Financial Accounting Standards No. 142 "Goodwill and Other Intangibles;"

               (5) other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation);

               (6) any expenses or charges related to any Equity Offering, Permitted Investment or Indebtedness permitted to be incurred by this Indenture;

               (7) any restructuring or special charges appearing on the face of the statement of operations of the Company in accordance with GAAP in effect on the Issue Date; and

               (8) any increase in the cost of sales or other write-offs or other increased costs resulting from purchase accounting in relation to any acquisitions occurring after the Issue Date, net of taxes.

               Notwithstanding the preceding sentence, clauses (2) through (8) above relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (2) through (8) above are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval, pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

               "Consolidated Income Taxes" means, with respect to any Person for any period, taxes incurred by such Person for any period as set forth on the statement of operations for such Person and calculated in accordance with GAAP.

               "Consolidated Interest Expense" means, for any period, with respect to the Company, the total interest expense of the Company and its consolidated Restricted Subsidiaries, whether paid or accrued, net of interest income included in interest expense as set forth on the statement of operations of the Company plus, to the extent not included in such interest expense:

               (1) interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

               (2) amortization of debt discount and debt issuance costs;

               (3) non-cash interest expense;

               (4) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

               (5) the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries;

               (6) costs associated with Hedging Obligations related to Indebtedness (including amortization of fees);

               (7) the consolidated interest expense of the Company and its Restricted Subsidiaries that was capitalized during such period;

               (8) the product of (a) all dividends paid or payable in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries payable to a party other than the Company or a Wholly-Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; and

               (9) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust;

provided, however, that there will be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary.

               Notwithstanding the foregoing, total interest expense will be determined (i) after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Hedging Obligations related to Indebtedness, (ii) exclusive of amounts classified as other comprehensive income in the balance sheet of the Company, (iii) exclusive of noncash interest expense attributable to ineffective Hedging Obligations related to Indebtedness and (iv) exclusive of any costs associated with the settlement of an underlying Hedging Obligation related to Indebtedness and the writeoff of deferred financing costs, in each case in connection with a refinancing. Notwithstanding anything to the contrary contained herein, Receivables Fees, commissions, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Company or its Restricted Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any Receivables or related assets shall be included in Consolidated Interest Expense.

               "Consolidated Net Income" means, for any period, the net income
(loss) of the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

               (1) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that:

                    (a) subject to the limitations contained in clauses (3), (4)
               and (5) below, the Company's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

                    (b) the Company's equity in a net loss of any such Person
               (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

               (2) any net income (but not loss) of any Restricted Subsidiary to the extent such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

                    (a) subject to the limitations contained in clauses (3), (4)
               and (5) below, the Company's equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause);

                    (b) any net income (loss) of Foreign Subsidiaries subject to such restrictions will be included in Consolidated Net Income;
               and

                    (c) the Company's equity in a net loss of any such
               Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

               (3) (x) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business, (y) any gain or loss recorded in connection with the designation of a discontinued operation (exclusive of its operating income or loss) and (z) any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

               (4) any extraordinary gain or loss;

               (5) the cumulative effect of a change in accounting principles;
          and

               (6) any noncash compensation charges or other noncash expenses or charges arising from the grant of or issuance or repricing of stock, stock options or other equity-based awards or any amendment, modification, substitution or change of any such stock, stock options or other equity-based awards.

               "Continuing Directors" means, as of the date of determination, any member of the Board of Directors of the Company who: (1) was a member of such Board of Directors on the date of this Indenture; or (2) was nominated for election or elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination, election or appointment.

               "Corporate Trust Office" means the principal office of the Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at 4 New York Plaza, 15th Floor, New York, New York 10004, or such other address as the Trustee may designate from time to time by notice to the Company or the principal corporate office of any successor trustee (or such other address as a successor trustee may designate from time to time by notice to the Company).

               "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement or arrangement as to which such Person is a party or a beneficiary.

               "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

               "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

               "Designated Noncash Consideration" means the fair market value of noncash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Disposition that is conclusively designated pursuant to an Officers' Certificate. The aggregate fair market value of the Designated Noncash Consideration, taken together with the fair market value at the time of receipt of all other Designated Noncash Consideration designated as Designated Noncash Consideration since the date of this Indenture and remaining outstanding (exclusive of the effect of writeoffs or impairment charges), may not exceed 2.5% of Total Tangible Assets at the time of the receipt of the Designated Noncash Consideration (with the fair market value being measured at the time received and without giving effect to subsequent changes in value).

               "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof) or upon the happening of any event:

               (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

                  (2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

                  (3) is redeemable at the option of the holder thereof of the Capital Stock, in whole or in part,

in each case on or prior to the date that is 91 days after the date (a) on which the Securities mature or (b) on which there are no Securities outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is redeemable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is redeemable or exchangeable) pursuant to such provision prior to compliance by the Company with Sections 3.09 and 3.11 hereof and such repurchase or redemption complies with Section 3.05 hereof.

                  "Domestic Subsidiary" means any Restricted Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia (other than a Foreign Subsidiary).

                  "Equity Offering" means a public or private sale for cash of Common Stock or Preferred Stock (other than Disqualified Stock) of the Company, other than public offerings with respect to the Company's Common Stock registered on Forms S-4 or S-8.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Foreign Subsidiary" means any Restricted Subsidiary that (x) is not organized under the laws of the United States of America or any state thereof or the District of Columbia or (y) is organized under the laws of the United States of America or any state thereof or the District of Columbia but has no material asset other than Capital Stock of one or more Persons described in clause (x) above.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect (i) with respect to periodic reporting requirements, from time to time and (ii) otherwise, as of the date of this Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such
Person:

                  (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

                  (2) entered into for purposes of assuring the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business, purchase and customer arrangements in the ordinary course of business, Standard Securitization Undertakings or "comfort" letters delivered to auditors in connection with statutory audits. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guarantor Subordinated Obligation" means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

                  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Price Protection Agreement.

                  "Incur" means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms "Incurred" and "Incurrence" have meanings correlative to the foregoing.

                  "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

                  (1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

                  (2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar debt instruments of such nature;

                  (3) the principal component of all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

                  (4) the principal component of all obligations of such Person to pay the deferred purchase price of property (except trade payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, other than earn-out and similar provisions;

                  (5) Capitalized Lease Obligations and all Attributable Indebtedness of such Person;

                  (6) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

                  (7) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons; provided, further, that a pledge of the Capital Stock issued by a Person shall not be deemed a Lien on an asset of such Person;

                  (8) the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and

                  (9) to the extent not otherwise included in this definition, net obligations of such Person under Currency Agreements, Interest Rate Agreements and Commodity Price Protection Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

                  The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

                  In addition, "Indebtedness" of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a "Joint Venture") and either:

                  (1) such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a "General Partner"); or

                  (2) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person.

                  "Independent Investment Banker" means the Reference Treasury Dealer appointed by the Company.

                  "Inrange" means Inrange Technologies Corporation or any successor thereto.

                  "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

                  "Investment" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances to customers or trade receivables in the ordinary course of business) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and in any such case would be classified as an investment on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

                  (1) Hedging Obligations not entered into for speculative purposes and in compliance with this Indenture;

                  (2) endorsements of negotiable instruments and documents in the ordinary course of business; and

                  (3) an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company.

In addition, for the sake of clarity, repayments of loans are not Investments.

For purposes of this Indenture,

                  (1) "Investment" will include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that notwithstanding the foregoing, (w) Inrange and its Subsidiaries shall each be designated Unrestricted Subsidiaries on the Issue Date and the Investments of the Company and its Restricted Subsidiaries in Inrange and its Subsidiaries on the Issue Date shall be deemed to be zero with future determinations of the Company's Investment in Inrange and its Subsidiaries determined in accordance with clause (3) below, (x) upon a redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (including Inrange and its Subsidiaries), the Company will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company's "Investment" in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company or Senior Management in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary and (y) in the event the Company redesignates Inrange and its Subsidiaries as Unrestricted Subsidiaries subsequent to the Issue Date, such action will result in an Investment in Unrestricted Subsidiaries in an amount equal to the sum of, without duplication, (A) the amount of Permitted Investments made in Inrange (with the exception of clauses (17) and (18) of such defined term) since the Issue Date and
         (B) amounts that no longer constitute Restricted Payments pursuant to clause (c)(iv)(B) of Section 3.05 hereof;

                  (2) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by Senior Management of the Company with respect to property valued in good faith by such officer to be equal to or less than $50.0 million and otherwise by the Board of Directors of the Company. Except with respect to Inrange and its Subsidiaries (which shall be treated as a Restricted Payment, if any, pursuant to clause (13) of the definition of Asset Disposition), if the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value (as conclusively determined by Senior Management of the Company in good faith) of the Capital Stock of such Subsidiary not sold or disposed of; and

                  (3) for all purposes of the Indenture, (w) the Company's "Investment" in Inrange and its Subsidiaries after the Issue Date shall be deemed to be the aggregate value of all Investments in Inrange (valued at the time of each Investment) and its Subsidiaries that are made by the Company or any Restricted Subsidiary (other than Inrange and its Subsidiaries) in Inrange or its Subsidiaries after the Issue Date minus the aggregate amount of such amounts that have previously been treated as a Restricted Payment pursuant to the first paragraph of
         Section 3.05 hereof and at the time of calculation continue to be reflected as a Restricted Payment after giving effect to any previous applications of the provisions of the Indenture, including, without limitation, clause (c)(iv) of the first paragraph of Section 3.05 hereof (and shall not be based on the fair market value of Inrange),
         (x) the value of Investments in Inrange and its Subsidiaries shall be reduced by the fair market value of any assets transferred (net of the fair market value of any consideration received therefor) by Inrange or its Subsidiaries to the Company or any of its Restricted Subsidiaries (other than Inrange and its Subsidiaries), such assets and consideration to be valued on the day of such transfer, (y) the value of assets of any kind that are acquired by Inrange or any of its Subsidiaries using Capital Stock, funds or other assets not provided by the Company or any of its Restricted Subsidiaries (other than Inrange and its Subsidiaries) shall be excluded from the calculation of the Company's "Investment" in Inrange and its Subsidiaries after the Issue Date, and (z) for purposes of calculating the value of (i) Investments made in Inrange and its Subsidiaries or (ii) assets transferred by Inrange or any of its Subsidiaries to the Company and any of its Restricted Subsidiaries (and any consideration received by Inrange and its Subsidiaries in exchange therefor), the fair market value of such Investment on the date that such Investment is made or asset (or consideration received in exchange therefor) is transferred (as conclusively determined by Senior Management of the Company) will be used and such calculation will not be affected by any increase or decrease in the value of such Investment or asset (or consideration received in exchange therefor) since the date that it was made or transferred.

            "Investment Grade Status," with respect to the Company, shall occur when the Securities receive a rating of "BBB-" or higher from Standard & Poor's Ratings Services and a rating of "Baa3" or higher from Moody's Investors Service, Inc.

            "Issue Date" means December 27, 2002.

            "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

            "Net Available Cash" from an Asset Disposition or other disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of:

            (1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition;

            (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

            (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

            (4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

            "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale (after giving effect to reserves for post-closing adjustments or indemnity payments) net of attorneys' fees, accountants' fees, investment bankers', underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage and sales commissions or fees, financial advisors and consultants and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

            "Non-Recourse Debt" means Indebtedness:

            (1) with the exception of the Guarantee permitted by clause (18) of the definition of Permitted Investments, as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness, but excluding (x) any loan or advance or Investment by the Company to or in an Unrestricted Subsidiary or (y) any Standard Securitization Undertakings) or (b) is directly or indirectly liable (as a guarantor or otherwise) for the payment of such Indebtedness;

            (2) with respect to which no default (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment of such other Indebtedness to be accelerated or payable before its Stated Maturity (except Indebtedness of a Receivables Entity in connection with a Qualified Receivables Transaction); and

            (3) the terms of which do not provide for any recourse against any of the assets of the Company or its Restricted Subsidiaries for the payment of such Indebtedness, except that Standard Securitization Undertakings shall not be considered recourse.

            "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

            "Officers' Certificate" means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

            "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

            "Pari Passu Indebtedness" means Indebtedness that ranks equally in right of payment to the Securities.

            "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary:

            (1) in the Company or a Restricted Subsidiary (other than a Receivables Entity) or a Person which will, upon the making of such Investment, become a Restricted Subsidiary (other than a Receivables Entity), in each case including any Investment deemed to be made upon the designation of an Unrestricted Subsidiary as a Restricted Subsidiary and upon the purchase of Capital Stock of a Person that becomes a Restricted Subsidiary;

            (2) in another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary (other than a Receivables Entity);

            (3) in cash and Cash Equivalents;

            (4) in receivables owing to the Company or any Restricted Subsidiary or negotiable instruments held for collection created or acquired in the ordinary course of business;

            (5) in payroll, travel, commission and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

            (6) in loans or advances to employees (other than executive officers) and consultants made in the ordinary course of business and in compliance with applicable law;

            (7) in stock, obligations or securities received in settlement or good faith compromise of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

            (8) made as a result of the receipt of non-cash consideration from an asset disposition that was made in compliance with Section 3.09 hereof;

            (9)  in existence on the Issue Date;

            (10) Currency Agreements, Interest Rate Agreements, Commodity Price Protection Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 3.03 hereof;

            (11) by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (11), in an aggregate amount outstanding at the time of such Investment not to exceed 5% of Total Tangible Assets at the time of such Investment (with the fair market value of such Investment being measured at the time made and without giving effect to subsequent changes in value); provided, that this clause
      (11) is not available for Investments in Inrange or its Subsidiaries if such entities are Unrestricted Subsidiaries;

            (12) Guarantees issued in accordance with Section 3.03 hereof;

            (13) by the Company or a Restricted Subsidiary in a Receivables Entity or any Investment by a Receivables Entity in any other Person, in each case, in connection with a Qualified Receivables Transaction, provided, however, that any Investment in any such Person is in the form of a Purchase Money Note, or any equity interest or interests in Receivables and related assets generated by the Company or a Restricted Subsidiary and transferred to any Person in connection with a Qualified Receivables Transaction or in any such Person owning such Receivables;

            (14) in Permitted Joint Ventures, not to exceed 5% of Total Tangible Assets in the aggregate outstanding at any one time (the value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

            (15) loans or advances to customers or suppliers in the ordinary course of business which do not exceed $25.0 million outstanding at any time;

            (16) any Investment received in exchange for the Capital Stock of an Unrestricted Subsidiary and Investments owned by an Unrestricted Subsidiary upon its redesignation as a Restricted Subsidiary;

            (17) additional Investments in Inrange or any of its Subsidiaries not to exceed $50.0 million outstanding at any time; provided, that Inrange is a Subsidiary of the Company on the date of such Investments;

            (18) Guarantees of Indebtedness of Inrange or any of its Subsidiaries in an aggregate principal amount not to exceed $75.0 million outstanding at any time; provided, that Inrange is a Subsidiary of the Company and Inrange has not disposed of all or substantially all of its assets; and such provision shall not be deemed to permit any payment under any such Guarantee which payment shall be deemed a Restricted Payment under the first paragraph of Section 3.05; and

            (19) Indebtedness of the Company or a Restricted Subsidiary under clause (3) of the second paragraph of Section 3.03 hereof.

            "Permitted Joint Venture" means, with respect to any Person, (a) any corporation, association, or other business entity (other than a partnership) of which at least 20% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the Restricted Subsidiaries of that Person or a combination thereof and (b) any partnership, joint venture, limited liability company or similar entity of which at least 20% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Restricted Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise.

            "Permitted Liens" means, with respect to any Person:

            (1) Liens securing Indebtedness and other obligations of the Company or any Restricted Subsidiary under a Senior Credit Agreement and related Hedging Obligations and Liens on assets of Restricted Subsidiaries securing Guarantees of Indebtedness and other obligations of the Company or any Restricted Subsidiary under a Senior Credit Agreement permitted to be Incurred under this Indenture; provided, however, that any

Lien created in connection with any registered offering of securities under the Securities Act or a private placement of securities (including under Rule 144A or Regulation S) pursuant to an exemption from the registration requirements of the Securities Act shall be excluded from this clause (1);

            (2) pledges, deposits or security by such Person under workmen's compensation, unemployment insurance and other social security laws or regulations, or deposits to secure the performance of tenders, contracts (other than for the payment of Indebtedness) or leases, or deposits to secure public or statutory obligations of such Person, or deposits as security for contested taxes or import or customs duties or for the payment of rent, or deposits or other security securing liabilities to insurance carriers under insurance or self-insurance arrangements, in each case Incurred in the ordinary course of business;

            (3) Liens imposed by law, including carriers', warehousemen's, materialmen's, repairman's and mechanics' Liens, in each case for sums not overdue by more than 30 days or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

            (4) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

            (5) Liens in respect of surety, indemnity, bid, warranty, release, appeal or performance or similar bonds or letters of credit or bankers' acceptances issued, and completion guarantees provided for, in each case in the ordinary course of its business;

            (6) encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

            (7) Liens securing Hedging Obligations so long as the related Indebtedness, if any, is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligation;

            (8) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

            (9) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded;

              (10) Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, purchase money obligations or other payments incurred to finance the acquisition, improvement or construction of, assets or property acquired, improved or constructed in the ordinary course of business; provided that:

                     (a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Indenture and does not exceed the cost of the assets or property so acquired, improved or constructed; and

                     (b) such Liens are created within 180 days before or after construction, improvement or acquisition of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than assets affixed or appurtenant thereto;

              (11) banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

                     (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board or other applicable law; and

                     (b) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

              (12) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

              (13) Liens existing on the Issue Date;

              (14) Liens on property, assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary (including such Liens of Inrange and its Subsidiaries at the time Inrange and its Subsidiaries are designated as Restricted Subsidiaries of the Company); provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary and assets fixed or appurtenant thereto;

              (15) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary and assets fixed or appurtenant thereto;

              (16) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary (other than a Receivables Entity);

              (17) Liens securing the Securities and Subsidiary Guarantees;

              (18) Liens securing Refinancing Indebtedness Incurred to refinance, refund, replace, amend, extend or modify Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof and assets fixed or appurtenant thereto) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

              (19) Liens on assets transferred to a Receivables Entity or on assets of a Receivables Entity, in either case incurred in connection with a Qualified Receivables Transaction;

              (20) Liens on property of any Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary; provided that the aggregate amount of the Indebtedness so secured shall not exceed 50% of the Total Foreign Assets of the Company at any one time outstanding; provided, that after giving effect to any such Incurrence of a Lien under this clause
       (20), the Company would have a Consolidated Coverage Ratio of at least 3.00:1.00;

              (21) Liens in favor of governmental bodies to secure advance or progress payments pursuant to any contract or statute and Liens in favor of governmental bodies in connection with industrial revenue, pollution control, private activity bond or similar financing;

              (22) Liens under industrial revenue, municipal or similar bonds;

              (23) Liens in favor of the Company or a Restricted Subsidiary; and

              (24) in addition to the items referred to in clauses (1) through
       (23) above, Liens of the Company and its Restricted Subsidiaries in an aggregate amount which, when taken together with the aggregate amount of all other Liens Incurred pursuant to this clause (24) and then outstanding, will not exceed 10% of Total Tangible Assets.

              "Permitted Subsidiary Acquisition" means any acquisition by Inrange or any Subsidiary of Inrange of all or any portion of the Capital Stock, or all or any portion of the assets, of any Person (or any acquisition of all or any portion of the Capital Stock of Inrange or all or any portion of the assets of Inrange or any Subsidiary of Inrange in which the surviving entity or the acquiring entity is a Subsidiary of the Company) whether pursuant to a merger, stock transaction or otherwise.

              "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

              "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

              "Purchase Money Note" means a promissory note of a Receivables Entity evidencing the deferred purchase price of Receivables (and related assets) and/or a line of credit, which may be irrevocable, from the Company or any Restricted Subsidiary of the Company in connection with a Qualified Receivables Transaction with a Receivables Entity.

              "Qualified Proceeds" means assets that are used or useful in the business of, or Capital Stock of any Person acquired by, the Company or its Restricted Subsidiaries; provided that the fair market value of any such assets or Capital Stock shall be determined by Senior Management in good faith, except that in the event the value of any such assets or Capital Stock may exceed $50.0 million or more, the fair value shall be evidenced by a Senior Management Certificate provided to the Trustee.

              "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (1) a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitizations involving accounts receivable.

              "Receivable" means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an "account," "chattel paper," a "payment intangible" or an "instrument" under the Uniform Commercial Code as in effect in the State of New York and any "supporting obligations" as so defined.

              "Receivables Entity" means either (x) a Subsidiary (which may be a Restricted Subsidiary or an Unrestricted Subsidiary) of the Company or (y) another Person in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers Receivables and related assets, in either case which engages in no activities other than in connection with the financing of Receivables and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Entity:

              (1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

                     (a) is guaranteed by the Company or any Restricted
              Subsidiary of the Company (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

                     (b) is recourse to or obligates the Company or any
              Restricted Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings; or

                     (c) subjects any property or asset of the Company or any
              Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

              (2) with which neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms, taken as a whole, that are not materially less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

              (3) to which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

              Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions.

              "Receivables Fees" means any fees or interest paid to purchasers or lenders providing the financing in connection with a Qualified Receivables Transaction or a factoring or similar agreement, including any such amounts paid by discounting the face amount of Receivables or participations therein transferred in connection with a Qualified Receivables Transaction, factoring agreement or other similar agreement, regardless of whether any such transaction is structured as on-balance sheet or off-balance sheet or through a Restricted Subsidiary or an Unrestricted Subsidiary.

              "Reference Treasury Dealer" means each of J.P. Morgan Securities Inc., ABN AMRO Bank N.V., Banc of America Securities LLC, Banc One Capital Markets, Inc. and Comerica Securities, Inc., and their respective successors; provided, however, that if any of the foregoing is not or shall cease to be a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

              "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

              "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay, amend or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinance," "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of this Indenture or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness and including the exchange of Securities for the LYONs in accordance with the terms of the LYONs, provided, however, that:

              (1) (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Securities, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Securities, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Securities;

              (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced; and

              (3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums necessary in the opinion of the Company to pay such Indebtedness and fees and expenses incurred in connection therewith).

              "Restricted Investment" means any Investment other than a Permitted Investment.

              "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

              "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person (other than to the Company or a Restricted Subsidiary) and the Company or a Restricted Subsidiary leases it from such Person.

              "Securities Act" means the Securities Act of 1933, as amended.

              "Senior Credit Agreement" means the Fourth Amended and Restated Credit Agreement dated as of October 6, 1998, and as Amended and Restated as of July 24, 2002, among the Company, certain foreign subsidiary borrowers party thereto, certain lenders party thereto, and Bank One, NA and JPMorgan Chase Bank, as agents, or any one or more senior or subordinated credit or financing agreements, commercial paper agreements, indentures or other agreements providing for revolving credit loans, term loans, letters of credit or other debt obligations, in each case, as amended, restated, modified, renewed, refunded, restructured, supplemented, replaced or refinanced in whole or in part from time to time, including without limitation any amendment increasing the amount of Indebtedness Incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness Incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders).

              "Senior Management" shall mean the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of the Company.

              "Senior Management Certificate" shall mean a certificate signed by at least one member of Senior Management.

              "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC as in effect on the date hereof.

              "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary of the Company which are reasonably customary in securitization of Receivables transactions.

              "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal before the date originally scheduled for the payment thereof.

              "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement.

              "Subsidiary" of any Person means (a) any corporation, association or other business entity (other than a partnership) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing equivalent functions) or (b) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

              "Subsidiary Guarantee" means, individually, any Guarantee of payment of the Securities by a Subsidiary Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be in the form prescribed by this Indenture.

              "Subsidiary Guarantor" means each Subsidiary of the Company which issues a Subsidiary Guarantee of the Securities.

              "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. SS 77aaa-77bbbb), as in effect on the date of this Indenture.

              "Total Foreign Assets" with respect to any Person means the aggregate assets held by, or related to, the Foreign Subsidiaries of such Person according to GAAP as disclosed in the financial statements or in the footnotes to the financial statements of the Company (exclusive of intercompany balances with such Person or Domestic Subsidiaries of such Person).

              "Total Tangible Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company, less goodwill, patents, trademarks and other intangible assets as determined in accordance with GAAP.

              "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

              "Unrestricted Subsidiary" means:

              (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

              (2) any Subsidiary of an Unrestricted Subsidiary.

              The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

              (1) such Subsidiary or any of its Subsidiaries does not own any Capital Stock of or have any equity Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

              (2) all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

              (3) such designation and the Investment of the Company in such Subsidiary complies with Section 3.05 hereof;

              (4) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

              (5) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

                     (a) to subscribe for additional Capital Stock of such
              Person; or

                     (b) to maintain or preserve such Person's financial
              condition or to cause such Person to achieve any specified levels of operating results (with the exception of the Guarantee permitted by clause (18) of the definition of Permitted Investments); and

              (6) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms, taken as a whole, substantially less favorable (other than agreements with Inrange or its Subsidiaries in effect on the Issue Date and any future amendment, modification or supplement entered into after the Issue Date which satisfies clause (5) of the second paragraph of Section 3.10 hereof) to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

              Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date. Inrange and its Subsidiaries will be Unrestricted Subsidiaries on the Issue Date.

              The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could incur at least $1.00 of additional Indebtedness under the first paragraph of Section 3.03 hereof on a pro forma basis taking into account such designation. When Inrange and its Subsidiaries are designated as Restricted Subsidiaries they will be treated for purposes of the covenants in a manner similar to the acquisition of an unrelated entity that becomes a Restricted Subsidiary.

              "U.S. Government Obligations" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

              "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

              "Wholly-Owned Subsidiary" means a Restricted Subsidiary of the Company, all of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

              SECTION 1.03. Other Definitions.

                                                                   Defined in
Term                                                                Section

"Affiliate Transaction" ....................................         3.10

"Asset Disposition Offer" ..................................         3.09

"Asset Disposition Offer Amount" ...........................         3.09

"Asset Disposition Offer Period" ...........................         3.09

"Asset Disposition Purchase Date" ..........................         3.09

"Change of Control Offer" ..................................         3.11

"Change of Control Payment" ................................         3.11

"Change of Control Payment Date" ...........................         3.11

"covenant defeasance option" ...............................         6.01

"cross acceleration provision" .............................         5.01(6)(b)

"General Partner" ..........................................         1.02
                                                               (definition of
                                                               "Indebtedness")

"Event of Default" .........................................         5.01

"Excess Proceeds" ..........................................         3.09

"Joint Venture" ............................................         1.02
                                                                (definition of
                                                                "Indebtedness")

"judgment default provision" ...............................         5.01(8)

"legal defeasance option" ..................................         6.01

"Pari Passu Notes" .........................................         3.09

"parent entity" ............................................         1.02
                                                                (definition of
                                                                  "Change of
                                                                   Control")

"payment default" ..........................................         5.01(6)(a)

"Primary Treasury Dealer" ..................................         1.02
                                                                (definition of
                                                                  "Reference
                                                                    Treasury
                                                                    Dealer")

"Restricted Payment" .......................................         3.05

"Successor Company" ........................................         4.01

"Suspended Covenants" ......................................         3.13

              SECTION 1.04. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

              "Commission" means the Securities and Exchange Commission.

              "indenture securities" means the Securities.

              "obligor" on the Securities means the Company and any other obligor on the Securities.

              All other TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

              SECTION 1.05. Rules of Construction. Unless the context otherwise requires:

              (1) a term has the meaning assigned to it;

              (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

              (3) "including" means including without limitation;

              (4) words in the singular include the plural and words in the plural include the singular;

              (5) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness; and

              (6) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP.

              SECTION 1.06. Definitive Securities. In addition to Article II of the Original Indenture, the following provisions shall apply to the form of the Securities hereunder:

              (1) Except as provided below, owners of beneficial interests in Securities in global form will not be entitled to receive definitive Securities. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain definitive Securities in exchange for their beneficial interests in a Security in global form upon written request in accordance with the Depository's and the Security Registrar's procedures. In addition, definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Security in global form if (a) the Depository notifies the Company that it is unwilling or unable to continue as depositary for such Security in global form or the Depository ceases to be a clearing agency registered under the Exchange Act, at a time when the Depository is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice or, (b) the Company executes and delivers to the Trustee and Security Registrar an Officers' Certificate stating that such Security in global form shall be so exchangeable or (c) an Event of Default has occurred and is continuing and the Security Registrar has received a request from the Depository.

              (2) In connection with the exchange of a portion of a definitive Security for a beneficial interest in a Security in global form, the Trustee shall cancel such definitive Security, and the Company shall execute, and the Trustee shall authenticate and deliver, to the transferring Holder a new definitive Security representing the principal amount not so transferred.

              SECTION 1.07. Satisfaction and Discharge. Article IV of the Original Indenture shall apply to the Securities.

                                   ARTICLE II

                                   Redemption

              SECTION 2.01. Selection of Securities to Be Redeemed. In the case of any partial redemption, the Trustee will select the Securities for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion will deem to be fair and reasonable, although no Security of $1,000 in original principal amount or less will be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption relating to such Security will state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security.

              SECTION 2.02. Optional Redemption. The Securities will be redeemable, at the option of the Company, at any time prior to January 1, 2008, in whole at any time or in part from time to time, on at least 30 days but not more than 60 days' prior notice mailed to the registered address of each Holder of Securities to be so redeemed, at a redemption price equal to the greater of
(i) 100% of their principal amount plus accrued but unpaid interest to the date of redemption or (ii)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the date of redemption to January 1, 2008 (except for currently accrued but unpaid interest) (assuming the notes are redeemed, and based on the applicable redemption price, on that date) discounted to the date of redemption, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate, plus 50 basis points, plus (b) accrued but unpaid interest to the date of redemption.

              In addition, on and after January 1, 2008, the Company may redeem all or part of the Securities from time to time upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest thereon, if any, to the applicable Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on January 1 of the years indicated below:


            Year                                             Percentage
            --------------------------------------         ------------
            2008                                                103.75%
            2009                                                102.50%
            2010                                                101.25%
            2011 and thereafter                                 100.00%
            --------------------------------------         ------------

              Before January 1, 2006, the Company may on any one or more occasions redeem up to 35% of the original principal amount of the Securities (including any Additional Securities) with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 107.50% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date

(subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that

              (1) at least 65% of the original principal amount of the Securities (including any Additional Securities) remains outstanding after each such redemption; and

              (2) the redemption occurs within 120 days after the closing of such Equity Offering.

              If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Security is registered at the close of business, on such record date, and no additional interest will be payable to Holders whose Securities will be subject to redemption by the Company.

              SECTION 2.03. Mandatory Redemption. The Company is not required to make mandatory redemption payments or sinking fund payments with respect to the Securities.

                                   ARTICLE III

                                    COVENANTS

              SECTION 3.01. Payment of Securities. The Company will pay principal of, premium, if any, and interest on the Securities, and the Securities may be exchanged or transferred, at the office or agency designated by the Company in the Borough of Manhattan, The City of New York (which initially will be the Corporate Trust Office of the Trustee in New York, New
York), except that the Company may, at its option, pay interest on the Securities by check to Holders of the Securities at their registered address as it appears in the Security Register. The Company will pay principal of, premium, if any, and interest on, Securities in global form registered in the name of or held by the Depository or its nominee in immediately available funds to the Depository or its nominee, as the case may be, as the registered holder of such Securities in global form. No service charge will be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. The Company shall be subject to this Section
3.01 in lieu of Section 1001 of the Original Indenture (which shall be of no force and effect for the Securities).

              Notwithstanding Section 112 of the Original Indenture, in any case where any Interest Payment Date, Redemption Date, Repayment Date, Stated Maturity or Maturity or other date of repurchase, redemption or payment of principal in respect of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or any Security or coupon other than a provision in the Securities of any series which specifically states that such provision shall apply in lieu of this Section), payment of principal (or premium, if any) or interest, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repayment Date, or at the Stated Maturity or Maturity or other date or repurchase, redemption or payment of principal in respect of the Securities; provided that (x) for scheduled payments of interest on January 1 and July 1, the amount of interest payable shall be equal to the amount payable on the scheduled Interest Payment Date and (y) with respect to the payment of interest in connection with Redemption Dates, Repurchase Dates, and upon Stated Maturity or Maturity or redemptions, repayments or other payments of principal, the amount of interest shall include interest up to such Redemption Date, Repurchase Date or Stated Maturity or Maturity or to the date of such redemption, repurchase or other payment of principal in respect of the Securities, as the case may be.

              SECTION 3.02. SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company will file with the Commission, and make available to the Trustee and the registered Holders of the Securities, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified therein. In the event that the Company is not permitted to file such reports, documents and information with the Commission pursuant to the Exchange Act, the Company will nevertheless make available such Exchange Act information to the Trustee and the Holders of the Securities as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein.

              If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries, either individually or in the aggregate, would constitute a Significant Subsidiary (if such Subsidiaries were Restricted Subsidiaries), then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, located (x) on the face of the financial statements, (y) in the footnotes to the financial statements or (z) in a separately captioned section in "Management's discussion and analysis of financial condition and results of operations" of the financial condition and results of operations of the Company and its Restricted Subsidiaries.

              Section 703 of the Original Indenture shall remain in full force and effect and shall be in addition to the requirements of this Section 3.02.

              SECTION 3.03. Limitation on Indebtedness. The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company and its Subsidiary Guarantors, if any, may Incur Indebtedness if on the date thereof:

              (1) the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.00 to 1.00; and

              (2) no Default or Event of Default will have occurred or be continuing or would occur as a consequence of Incurring the Indebtedness.

              The first paragraph of this Section 3.03 will not prohibit the Incurrence of the following Indebtedness:

              (1) Indebtedness Incurred pursuant to a Senior Credit Agreement in an aggregate amount up to $2,275,000,000 less the aggregate principal amount of all repayments with the proceeds from Asset Dispositions utilized in accordance with clause (3)(a) of Section 3.09 hereof that permanently reduce the commitments, or permanently reduce the obligations, under a Senior Credit Agreement Incurred pursuant to this clause (1);

              (2) (x) Subsidiary Guarantees and (y) other Guarantees (or co-obligations) to the extent Restricted Subsidiaries issue such Guarantees (or co-obligations) in compliance with Section 3.04 hereof;

              (3) Indebtedness of the Company owing to and held by any Restricted Subsidiary (other than a Receivables Entity) or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any other Restricted Subsidiary (other than a Receivables Entity); provided, however,

                     (a) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary (other than a Receivables Entity) of the Company; or

                     (b) any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary (other than a Receivables Entity) of the Company,

shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

              (4) Indebtedness represented by (a) the Securities issued on the Issue Date, (b) any Indebtedness (other than the Indebtedness described in clauses (1), (2), (3), (6), (8), (9), (10), (11), (12), (14)
       and (15) of this Section 3.03) outstanding on the Issue Date and (c) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (4) or clause (5) or Incurred pursuant to the first paragraph of this covenant;

              (5) Indebtedness of a Restricted Subsidiary Incurred prior to and outstanding on the date on which such Restricted Subsidiary was acquired by the Company or another Restricted Subsidiary (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was merged into a Restricted Subsidiary or was otherwise acquired by the Company or another Restricted Subsidiary or (b) otherwise in connection with, or in contemplation of, such acquisition), provided, however, that at the time such Restricted Subsidiary is acquired by the Company or another Restricted Subsidiary, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the first paragraph of this Section 3.03 after giving effect to the Incurrence of such Indebtedness pursuant to this clause (5);

                  (6) Indebtedness under Currency Agreements, Interest Rate Agreements and Commodity Price Protection Agreements; provided that such agreements are not entered into for speculative purposes;

                  (7) the Incurrence by the Company or any Restricted Subsidiary of Indebtedness represented by Capitalized Lease Obligations, mortgage financings, purchase money obligations or other Indebtedness Incurred or assumed in connection with the acquisition, construction, improvement or development of real or personal property (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets), in each case Incurred (x) within 180 days before or after the acquisition, construction, development or improvement of the related asset in the case of the initial financing of all or any part of the purchase price or cost of acquisition, construction, improvement or development of property used in the business of the Company or such Restricted Subsidiary or (y) the refinancing of Indebtedness described in clause (x), in an aggregate principal amount pursuant to this clause (7) not to exceed 5% of Total Tangible Assets outstanding at any time;

                  (8) Indebtedness incurred in respect of workers' compensation claims, self-insurance obligations, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, letters of credit for operating purposes and completion guarantees provided or incurred (including Guarantees thereof) by the Company or a Restricted Subsidiary in the ordinary course of business;

                  (9) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, contribution, earnout, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Restricted Subsidiary, provided that in the case of dispositions, the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

                  (10) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence;

                  (11) any Guarantee by the Company or any Restricted Subsidiary of the Company of Indebtedness or other obligations of any Restricted Subsidiary of the Company so long as the Incurrence of such Indebtedness or other obligation Incurred by such Restricted Subsidiary is permitted under the terms of this Indenture;

                  (12) Indebtedness of Foreign Subsidiaries in an aggregate principal amount which does not exceed 40% of the Total Foreign Assets of the Company at any one time outstanding; provided that after giving effect to any such Incurrence the Consolidated Coverage Ratio of the Company is at least 3.00:1.00;

                  (13) Indebtedness Incurred in connection with Qualified Receivables Transactions;

                  (14) shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary (other than a Receivables Entity); provided that

                       (a) any issuance or subsequent transfer of any Capital
                  Stock or any other event which results in any such Preferred Stock being beneficially held by a Person other than the Company or a Restricted Subsidiary (other than a Receivables Entity) of the Company; or

                       (b) any sale or transfer of such Preferred Stock to a
                  Person other than the Company or a Restricted Subsidiary (other than a Receivables Entity) of the Company shall be deemed, in each case, to constitute an Incurrence of Indebtedness by such Restricted Subsidiary;

                  (15) Indebtedness Incurred pursuant to the BOMAG Receivable Facility in an aggregate amount up to $50.0 million at any one time outstanding; and

                  (16) in addition to the items referred to in clauses (1) through (15) above, additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (16) and then outstanding (including any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness), will not exceed $250.0 million at any one time outstanding.

                  For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness incurred pursuant to and in compliance with, this Section 3.03:

                  (1) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this Section 3.03, the Company, in its sole discretion, will be permitted to classify such item of Indebtedness on the date of Incurrence, or later reclassify all or a portion of such item of Indebtedness in any manner that complies with this Section 3.03 and only be required to include the amount and type of such Indebtedness in one of such clauses;

                  (2) all Indebtedness outstanding on the Issue Date under a Senior Credit Agreement shall be deemed initially Incurred on the Issue Date under clause (1) of the second paragraph of this Section 3.03 and not (x) the first paragraph of this Section 3.03 or (y) clauses (2),
         (4), (6) or (16) of the second paragraph of this Section 3.03;

                  (3) Guarantees of, or obligations in respect of letters of credit or other forms of credit support relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

                  (4) if obligations in respect of letters of credit are Incurred pursuant to a Senior Credit Agreement and are being treated as Incurred pursuant to the first or second paragraphs above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

                  (5) the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

                  (6) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

                  (7) for the purpose of clarity, Indebtedness may be Incurred under a Senior Credit Agreement pursuant to the first paragraph above and clauses (1), (2), (4), (6) and (16) of the second paragraph so long as the borrowing thereunder is permitted to be Incurred pursuant to that provision.

                  Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value of the Indebtedness on the date of such issuance in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

                  In addition, the Company will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 3.03, the Company shall be in Default of this covenant); provided, that Indebtedness of Inrange and its Subsidiaries Incurred prior to the date such Persons are designated as Restricted Subsidiaries shall be treated as Indebtedness of a Restricted Subsidiary Incurred prior to the date such Restricted Subsidiary was acquired in accordance with, and subject to the restrictions of, clause (5) of the second paragraph of this Section 3.03.

                  For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 3.03, the maximum amount of Indebtedness that the Company may Incur pursuant to this
Section 3.03 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

                  SECTION 3.04. Limitation on Guarantees of Indebtedness by Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary to Guarantee the payment of any Indebtedness of the Company (or become a co-obligor of any Indebtedness of the Company) unless:

                  (1) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Subsidiary Guarantee of payment of the Securities by such Restricted Subsidiary (which shall be in a form consistent with the terms of the Guarantee of Indebtedness which results in the issuance of such Subsidiary Guarantee, subject to clause (2) below), except that with respect to a Guarantee (or co-obligation) of Indebtedness of the Company, if such Indebtedness is by its express terms subordinated in right of payment to the Securities, any such Guarantee (or co-obligation) of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary's Subsidiary Guarantee with respect to the Securities substantially to the same extent as such Indebtedness is subordinated to the Securities;

                  (2) such Restricted Subsidiary defers and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee until all of the Securities issued under this Indenture have been paid, cancelled or legally defeased in full; and

                  (3) such Restricted Subsidiary, if such Restricted Subsidiary is a Significant Subsidiary, shall deliver to the Trustee an Opinion of Counsel, which may be subject to customary exceptions, to the effect that (A) such Subsidiary Guarantee of the Securities has been duly executed and authorized and (B) such Subsidiary Guarantee of the Securities constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity;

provided that this Section 3.04 shall not be applicable to any Guarantee (or co-obligation) of any Restricted Subsidiary (x) that (A) existed at the time such Person became a Restricted Subsidiary of the Company (or Inrange and its Subsidiaries being designated as Restricted Subsidiaries of the Company) and (B) was not Incurred in connection with, or in contemplation of, such Person becoming (or being designated as) a Restricted Subsidiary of the Company or (y) that Guarantees the payment of obligations of the Company under a Senior Credit Agreement (whether or not Incurred pursuant to the first paragraph or the second paragraph of Section 3.03 hereof) and any refunding, refinancing or replacement thereof, in whole or in part, provided that the exception provided by this clause (y) shall not apply to any Indebtedness Incurred pursuant to a registered offering of securities under the Securities Act or a private placement of securities (including, without limitation, under Rule 144A or Regulation S) pursuant to an exemption from the registration requirements of the Securities Act.

                  Notwithstanding the foregoing and the other provisions of this Indenture, any Subsidiary Guarantee by a Restricted Subsidiary of the Securities shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of the Company's Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) in accordance with the terms of this Indenture which in the case of a sale of Capital Stock results in such Restricted Subsidiary ceasing to be a Subsidiary of the Company, (ii) a Guarantee (or co-obligation) which resulted in the creation of the Subsidiary Guarantee is released or discharged, except a release or discharge by or as a result of payment under such Guarantee, (iii) such Subsidiary Guarantor being designated an Unrestricted Subsidiary in accordance with the provisions of this Indenture; provided, that if such Subsidiary is later designated a Restricted Subsidiary, such Guarantee will be reinstated unless clause (i), (ii) or (iv) of this paragraph is applicable, or (iv) in the case of the issuance by a Restricted Subsidiary of a Subsidiary Guarantee which was not required by this covenant, such Subsidiary Guarantee may be released at the option of such Subsidiary Guarantor; provided that such Subsidiary Guarantor has not Incurred any Indebtedness in reliance on its status as a Subsidiary Guarantor under
Section 3.03 hereof unless such Indebtedness so Incurred is similarly released or discharged.

                  In the event a Restricted Subsidiary elects to issue a Subsidiary Guarantee, such Subsidiary Guarantee shall be in a form of Guarantee consistent with the terms of a Guarantee issued under the Senior Credit Agreement in effect on the Issue Date, subject to clause (2) of the first paragraph of this Section 3.04 and such Subsidiary Guarantee shall not be required to be secured unless otherwise required to be secured pursuant to the terms of this Indenture.

                  SECTION 3.05. Limitation on Restricted Payments. The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

                  (1) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:

                          (a) dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock; and

                  (b) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company or to other holders of Capital Stock of a Restricted Subsidiary on a pro rata basis;

          (2) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary of the Company (other than in exchange for Capital Stock of the Company (other than Disqualified Stock));

          (3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, before scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than the purchase, repurchase, redemption, defeasance or other acquisition of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or acquisition and other than Subordinated Obligations or Guarantor Subordinated Obligations held by the Company or any Restricted Subsidiary); or

          (4) make any Restricted Investment in any Person or make any payment in connection with a Guarantee of Indebtedness of Inrange or effect any transaction that is deemed a Restricted Payment under the definition of "Asset Disposition;"

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement, Restricted Investment or payment referred to in clauses (1) through (4) shall be referred to herein as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted
Payment:

                  (a) a Default shall have occurred and be continuing (or would result therefrom); or

                  (b) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to the first paragraph under Section 3.03 hereof after giving effect, on a pro forma basis, to such Restricted Payment; or

                  (c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of:

                          (i) 50% of Consolidated Net Income for the period (treated as one accounting period) from the beginning of the fiscal quarter which includes the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are in existence (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

                    (ii) the aggregate Net Cash Proceeds and the fair market value of Qualified Proceeds received by the Company from the issue, sale or transfer of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or to an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination);

                    (iii) the amount by which Indebtedness of the Company is
               reduced on the Company's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or other property that does not constitute Capital Stock (excluding Disqualified Stock) distributed by the Company upon such conversion or exchange);

                    (iv) the amount equal to the net reduction in Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person (including Investments in Unrestricted Subsidiaries) resulting from:

                             (A) repurchases or redemptions of such  Restricted
                    Investments by such Person (including Unrestricted Subsidiaries), proceeds realized upon the sale of such Restricted Investment (including Investments in Unrestricted Subsidiaries) to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person (including Unrestricted Subsidiaries) to the Company or any Restricted Subsidiary of the Company; or

                             (B) the redesignation of Unrestricted Subsidiaries
                    as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (iv) to the extent it is already included in Consolidated Net Income;

                      (v) the amount equal to the Net Available Cash from the sale, transfer, conveyance or other disposition of an Investment received in a transaction described in clause (13) of the second paragraph of the definition of Asset Disposition to an unaffiliated purchaser which amount in each case under this clause (v) was included in the calculation of Restricted Payments; provided, however, that no amount will be included under this clause (v) to the extent it is already included in Consolidated Net Income; and

                      (vi)  $200.0 million.

               The provisions of the preceding paragraph will not prohibit:

               (1) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the sale within 30 days of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or to an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that (a) such purchase, repurchase, redemption, defeasance or other acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments and (b) the Net Cash Proceeds from such sale will be excluded from clause (c)(ii) of the preceding paragraph;

               (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the sale within 30 days of, Subordinated Obligations of the Company that qualify as Refinancing Indebtedness; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments;

               (3) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Company that constitutes Refinancing Indebtedness; provided that such purchase, repurchase, redemption, defeasance or other acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments;

               (4) so long as no Default or Event of Default has occurred and is continuing, any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted under Section 3.09; provided, however, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

               (5) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividends will be included in subsequent calculations of the amount of Restricted Payments;

               (6) so long as no Default or Event of Default has occurred and is continuing,

                    (a) the purchase, repurchase, redemption or other
               acquisition, cancellation or retirement for fair market value of Capital Stock or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Company or any parent of the Company held by any existing or former employees, management, directors or consultants of the Company or any Subsidiary of the Company or their assigns, estates or heirs; provided that such purchases, redemptions or repurchases or other acquisitions, cancellations or retirements pursuant to this clause will not exceed $5.0 million in the aggregate during any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years); provided, however, that the amount of any such repurchase or redemption or other acquisitions, cancellations or retirements will be included in subsequent calculations of the amount of Restricted Payments; and

                    (b) loans or advances to employees (other than executive
               officers) or consultants of the Company or any Subsidiary of the Company made in compliance with applicable law the proceeds of which are used to purchase Capital Stock of the Company, in an aggregate amount not in excess of $10.0 million at any one time outstanding; provided, however, that the outstanding amount of such loans and advances will be included in subsequent calculations of the amount of Restricted Payments;

               (7) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or Preferred Stock of any Restricted Subsidiary permitted to be Incurred in accordance with the terms of this Indenture to the extent such dividends are included in the definition of "Consolidated Interest Expense;" provided that the payment of such dividends will be excluded from the calculation of Restricted Payments;

               (8) repurchases of Capital Stock deemed to occur upon the exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price thereof or the associated payment of tax in the form of Capital Stock of the Company; provided, however, that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments;

               (9) the purchase of any Subordinated Obligations of the Company or its Subsidiaries at a purchase price not greater than 101% of the principal amount thereof (together with accrued and unpaid interest) in the event of a Change of Control or 100% of the principal amount thereof (together with accrued and unpaid interest) in the event of an Asset Disposition in accordance with provisions similar to the covenants in Sections

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                                                                              50

          3.09 and 3.11 below; provided, however, that prior to such purchase of any such Subordinated Obligations, the Company has made the Change of Control Offer or Asset Disposition Offer as provided in the relevant covenant under this Indenture and has purchased all Securities validly tendered and not properly withdrawn pursuant thereto; provided, further, that any such purchase or redemption will be excluded from subsequent calculations of Restricted Payments;

               (10) in the event Inrange is an Unrestricted Subsidiary, the dividend or distribution of Capital Stock of Inrange or the transfer or sale of Capital Stock of Inrange in exchange for Common Stock of the Company, in each case to holders of Capital Stock of the Company; provided that any such dividend, distribution, transfer or sale will be excluded from subsequent calculations of Restricted Payments with the exception of Investments made in Inrange or any of its Subsidiaries by the Company or any Restricted Subsidiary of the Company (other than Inrange or any of its Restricted Subsidiaries) after the Issue Date that constitute Permitted Investments (with the exception of clauses (17) and (18) of such defined term) (it being understood that the amount of Investments calculated under this clause
          (10) is intended to equal the aggregate amount of Investments as calculated under the definition of "Investment," with the exception of clauses (17) and (18) of the definition of "Permitted Investment");

               (11) In the event Inrange is a Restricted Subsidiary, the dividend or distribution of the Capital Stock of Inrange or the transfer or sale of Capital Stock of Inrange in exchange for Common Stock of the Company, in each case to holders of Capital Stock of the Company; provided, that (x) the Company would be permitted to make a Restricted Payment pursuant to the provisions of the first paragraph of this covenant in an amount equal to the aggregate of Investments made in Inrange or any of its Subsidiaries by the Company or any Restricted Subsidiary of the Company (other than Inrange or any of its Restricted Subsidiaries) after the Issue Date that, without duplication, (a) constitute Permitted Investments (with the exceptions of clauses (17) and (18) of such defined term) and (b) that pursuant to clause (c)(iv)(B) of this Section 3.05 would no longer constitute Restricted Payments (it being understood that the sum of clauses (a) and (b) is intended to equal the aggregate amount of Investments as calculated under the definition of "Investment," with the exception of clauses (17) and (18) of the definition of "Permitted Investment") and
          (y) such dividend, distribution, transfer or sale in the amount referred to in clause (x) shall be included in subsequent calculations of Restricted Payments; and

               (12) the repurchase or redemption of the Company's preferred stock purchase rights, or any substitute therefor, in an aggregate amount not to exceed the product of (x) the number of outstanding shares of Common Stock of the Company and (y) $0.01 per share, as such amount may be adjusted in accordance with the rights agreement relating to the Common Stock of the Company; provided that such repurchase or redemption shall be included in subsequent calculations of Restricted Payments.

               The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment, except valuations with respect to Inrange shall be made in accordance with the definition of "Investment." The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be conclusively determined by an Officer, and for transactions in excess of $50.0 million, shall also be determined conclusively by the Board of Directors acting in good faith whose resolution with respect thereto shall be delivered to the Trustee or by Senior Management acting in good faith whose determination with respect thereto shall be delivered in a Senior Management Certificate to the Trustee. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate, the resolution of the Board of Directors or the Senior Management Certificate referred to above stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 3.05 were computed.

          Inrange and its Subsidiaries will be Unrestricted Subsidiaries under this Indenture on the Issue Date.

          SECTION 3.06. Limitation on Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to create, Incur or grant any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock), whether owned on the Issue Date or acquired after that date, securing any Indebtedness, unless contemporaneously with the Incurrence of such Liens, effective provision is made to secure the Indebtedness due under this Indenture and the Securities or, in respect of Liens on any Restricted Subsidiary's property or assets, any Subsidiary Guarantee of such Restricted Subsidiary, equally and ratably with (or before in the case of Liens with respect to Subordinated Obligations or Guarantor Subordinated Obligations, as the case may be) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

          SECTION 3.07. Limitation on Sale/Leaseback Transactions. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction unless:

          (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration within customary time periods of such Sale/Leaseback Transaction at least equal to the fair market value (as evidenced by a resolution of the Board of Directors of the Company or by a Senior Management Certificate delivered to the Trustee) of the property subject to such transaction;

          (2) the Company or such Restricted Subsidiary could have Incurred Indebtedness in an amount equal to the Attributable Indebtedness in respect of such Sale/Leaseback Transaction pursuant to Section 3.03 hereof;

          (3) the Company or such Restricted Subsidiary would be permitted to create a Lien on the property subject to such Sale/Leaseback Transaction without securing the Securities pursuant to Section 3.06 hereof; and

          (4) the Sale/Leaseback Transaction is treated as an Asset Disposition and all of the conditions of this Indenture described under Section 3.09 hereof (including the provisions concerning the application of Net Available Cash after the Sale/Leaseback

     Transaction) are satisfied at the time required to be satisfied pursuant to that covenant with respect to such Sale/Leaseback Transaction, treating all of the cash consideration (with the items constituting cash consideration to be determined in accordance with Section 3.09 hereof) received in such Sale/Leaseback Transaction as Net Available Cash for purposes of such covenant.

          SECTION 3.08. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

          (2) make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary, or the waiver or deferral of the rights of a guarantor to reimbursement, indemnity, subrogation or similar rights, shall not be deemed a restriction on the ability to make loans or advances); or

          (3) transfer any of its property or assets to the Company or any Restricted Subsidiary.

          The preceding provisions will not prohibit:

                    (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date (including, without limitation, this Indenture, the Securities and the Senior Credit Agreement in effect on such date);

                    (ii) any encumbrance or restriction with respect to a
              Restricted Subsidiary existing prior to the date on which such Restricted Subsidiary was acquired by the Company (including upon Inrange and its Subsidiaries being designated as Restricted Subsidiaries of the Company) (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was merged into a Restricted Subsidiary or was acquired by the Company or (b) otherwise in connection with, or in contemplation of, such acquisition or designation as a Restricted Subsidiary) and outstanding on such date;

                    (iii) any encumbrance or restriction with respect to a
              Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement, refinancing, amendment or modification pursuant to an agreement referred to in clause (i) or (ii) of this paragraph or this clause (iii) or contained in any amendment or modification to an agreement referred to in clause (i) or (ii) of this paragraph or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement, amendment or modification are no less favorable in the aggregate in any material respect to the Holders of the Securities than the encumbrances and restrictions contained in such agreements referred to in clauses (i) and (ii) of this paragraph on the Issue Date or the date of Incurrence with respect to this clause (iii) or the date each of Inrange and its Subsidiaries or such Restricted Subsidiary became or was designated a Restricted Subsidiary or was merged into a Restricted Subsidiary, whichever is applicable;

                    (iv) in the case of clause (3) of the first paragraph of this covenant, any encumbrance or restriction:

                          (a) that restricts in a customary manner the
                    subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract;

                          (b) contained in mortgages, pledges or other security
                    agreements permitted under this Indenture securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements; or

                          (c) pursuant to customary provisions restricting
                    dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

                    (v) purchase money obligations for property acquired in the ordinary course of business, Capitalized Lease Obligations, industrial revenue bonds, or operating leases that impose encumbrances or restrictions on the property so acquired or covered thereby;

                    (vi) any Purchase Money Note or other Indebtedness or any contractual requirements (including, without limitation, encumbrances or restrictions) Incurred with respect to, or in connection with, a Qualified Receivables Transaction relating exclusively to a Receivables Entity;

                    (vii) any restriction with respect to a Restricted
              Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of the Capital Stock or assets of a Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

                    (viii) encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order or required by any governmental authority;

                    (ix) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

                    (x) encumbrances or restrictions existing under or by reason of Permitted Subsidiary Acquisitions, provisions in joint venture arrangements and other similar arrangements;

                    (xi) (a) encumbrances or restrictions contained in indentures or other debt instruments or debt arrangements Incurred by the Company or any Restricted Subsidiary in accordance with Section 3.03 hereof that are not materially more restrictive, taken as a whole, than either those in this Indenture governing the Securities or the Senior Credit Agreement on the date of this Indenture (which may result in encumbrances or restrictions comparable to those applicable to the Company at a Restricted Subsidiary level), (b) encumbrances or restrictions contained in indentures or other debt instruments or debt arrangements Incurred by a Foreign Subsidiary or (c) encumbrances or restrictions contained in indentures or other debt instruments or debt arrangements Incurred by Inrange or any of its Restricted Subsidiaries (if Inrange is a Restricted Subsidiary) which are customary for such type of financing;

                    (xii)  any Permitted Lien;

                    (xiii) customary restrictions imposed on the transfer of
               copyrighted or patented materials or other intellectual property and customary provisions in agreements that restrict the assignment of such agreements or any rights thereunder;

                    (xiv) agreements entered into between a Restricted Subsidiary and another Restricted Subsidiary; provided that the second Restricted Subsidiary is not a Subsidiary of the first Restricted Subsidiary; and

                    (xv) supermajority board requirements included in the organizational documents of Inrange, or contractual agreements to which Inrange is a party.

Notwithstanding the foregoing, this covenant shall not be breached as a consequence of a decrease in the size of the exception provided by clauses (20) or (24) of the definition of

"Permitted Liens" due to a decrease in Total Tangible Assets or Total Foreign Assets, as the case may be.

          SECTION 3.09. Limitation on Sales of Assets and Subsidiary Stock. The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

          (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the fair market value at the time of contractually agreeing to such Asset Disposition, as determined with respect to transactions in excess of $50.0 million in good faith by Senior Management (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition;

          (2) except in the case of Asset Swaps, at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

          (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be:

                (a) to the extent the Company or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Indebtedness), to prepay, repay or purchase Indebtedness of the Company (other than Disqualified Stock or Subordinated Obligations) or Indebtedness (other than any Preferred Stock or Guarantor Subordinated Obligation) of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash, unless cash is otherwise used in accordance with clause (b); provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (a), the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) or obligation to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; or

                (b) to the extent the Company or such Restricted Subsidiary elects, to invest in Additional Assets within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash or pursuant to arrangements in place within the 365 day period and to be completed within 90 days after execution of such arrangement; provided that pending the final application of any such Net Available Cash in accordance with this clause (b) or clause (a) above, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by this Indenture.

          Any Net Available Cash from Asset Dispositions that are not applied or invested as provided in the preceding paragraph will be deemed to constitute "Excess Proceeds." On the 366th day after an Asset Disposition (subject to the 90-day extension period set forth above), if

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                                                                              56

the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will be required to make an offer ("Asset Disposition Offer") to all Holders of Securities and to the extent required by the terms of other Pari Passu Indebtedness, to all Holders of other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Pari Passu Indebtedness with the proceeds from any Asset Disposition ("Pari Passu Notes"), to purchase the maximum principal amount of Securities and any such Pari Passu Notes to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Securities and Pari Passu Notes (or 100% of the accreted value thereof, in the case of Indebtedness sold at a discount, as the case may be) plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in this Indenture or the agreements governing the Pari Passu Notes, as applicable, in each case in integral multiples of $1,000. To the extent that the aggregate amount of Securities and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in this Indenture. The terms of any offer for Pari Passu Notes shall be governed by the agreement pursuant to which such Pari Passu Notes were issued. If the aggregate principal amount of Securities surrendered by Holders thereof and other Pari Passu Notes (or accreted value, as applicable) surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Securities and Pari Passu Notes (or accreted value, as applicable). Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

         The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the "Asset Disposition Offer Period"). No later than five Business Days after the termination of the Asset Disposition Offer Period (the "Asset Disposition Purchase Date"), the Company will purchase the principal amount of Securities and Pari Passu Notes (or accreted value, as applicable) required to be purchased pursuant to this covenant (the "Asset Disposition Offer Amount") or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Securities and Pari Passu Notes validly tendered in response to the Asset Disposition Offer.

         If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders of the Securities who tender Securities pursuant to the Asset Disposition Offer.

         On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Securities and Pari Passu Notes or portions of Securities and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Securities and Pari Passu Notes so validly tendered and not properly withdrawn, in each case in integral multiples of $1,000. The Company will deliver to the Trustee an Officers' Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant and, in addition, the Company will deliver all certificates and Securities required, if any, by the agreements governing the Pari Passu Notes. The Company or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after the termination of the Asset Disposition Offer Period) mail or deliver to each tendering Holder of Securities or holder or lender of Pari Passu Notes, as the case may be, an amount equal to the purchase price of the Securities or Pari Passu Notes so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Security, and the Trustee, upon delivery of an Officers' Certificate from the Company will authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Security surrendered; provided that each such new Security will be in a principal amount of $1,000 or an integral multiple of $1,000. In addition, the Company will take any and all other actions required by the agreements governing the Pari Passu Notes. Any Security not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

                  For the purposes of this Section 3.09, the following will be deemed to be cash:

                  (1) the assumption by the transferee of Indebtedness (other than Subordinated Obligations or Disqualified Stock) of the Company or Indebtedness (other than Guarantor Subordinated Obligations or Preferred Stock) of any Restricted Subsidiary of the Company and the release (by operation of law or the sale of the Capital Stock of a Restricted Subsidiary in the absence of any continuing Guarantee or credit support or otherwise by the Company or any Restricted Subsidiary) of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Company will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with clause (a) above);

                  (2) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in the Asset Disposition; and

                  (3) securities, notes or other obligations received by the Company or any Restricted Subsidiary of the Company from the transferee that are converted, sold or exchanged within 30 days of receipt by the Company or such Restricted Subsidiary into cash.

                  The Company and any Restricted Subsidiary will be permitted to engage in any Asset Swaps, provided that in the event such Asset Swap involves the transfer by the Company or any Restricted Subsidiary of assets having an aggregate fair market value, as determined in good faith by Senior Management, to be in excess of $50.0 million, the terms of such Asset Swap have been approved by Senior Management as evidenced by a Senior Management Certificate.

                  The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Indenture. To the extent that the provisions of

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                                                                              58

any securities laws or regulations conflict with provisions of this Section 3.09, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of any conflict.

                  SECTION 3.10. Limitation on Affiliate Transactions. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless:

                  (1) the terms of such Affiliate Transaction, taken as a whole, are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained on an arm's-length basis with a Person who is not such an Affiliate; and

                  (2) in the event such Affiliate Transaction involves an aggregate amount in excess of $50.0 million, either (a) the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board having no personal stake (it being understood that directors of the Company who are not directors of Inrange and beneficially own less than 1/2 of 1% of the Common Stock of Inrange shall be deemed to have no personal stake in Inrange by virtue of being directors of the Company or beneficial ownership of Common Stock of Inrange) in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (1) above) or (b) the Company has received a written opinion from an independent investment banking firm of nationally recognized standing to the effect that such Affiliate Transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate.

                  The preceding paragraph will not apply to:

                  (1) any Restricted Payment or Permitted Investment permitted to be made pursuant to Section 3.05 hereof;

                  (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans and other reasonable fees, compensation, benefits and indemnities paid or entered into by the Company or its Restricted Subsidiaries in the ordinary course of business to or with officers, directors, employees or consultants of the Company and its Restricted Subsidiaries;

                  (3) loans or advances to employees (other than executive officers) in the ordinary course of business of the Company or any of its Restricted Subsidiaries (including for travel, entertainment or moving) or guarantees in respect thereof or otherwise made on their behalf (including payment on any such guarantees) made in compliance with applicable law;

                  (4) any transaction between the Company and a Restricted Subsidiary (other than a Receivables Entity) or between Restricted Subsidiaries (other than a Receivables Entity);

                   (5) the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement, transaction or arrangement to which the Company or any of its Restricted Subsidiaries is a party on the Issue Date or to which Inrange or any of its Subsidiaries is a party prior to being designated as Restricted Subsidiaries of the Company, as these agreements, transactions or arrangements may be amended, modified or supplemented from time to time; provided, however, that any future amendment, modification or supplement entered into after the Issue Date or the date of designation of Inrange and its Subsidiaries as Restricted Subsidiaries of the Company will be permitted to the extent that its terms are no more disadvantageous in the aggregate to the Holders of the Securities than the terms of the agreements in effect on Issue Date; provided, further, that any future amendment, modification or supplement with respect to loan arrangements between the Company and Inrange in existence on the Issue Date will be permitted to the extent that such terms (x) (i) are approved by the disinterested directors of the Company or (ii) are not materially more disadvantageous to the Company than the terms of such agreements in existence on the Issue Date, and (y) do not revise the formula for the calculation of interest rates in an adverse manner to the Company;

                  (6) sales or other transfers or dispositions of Receivables and other related assets customarily transferred in an asset securitization transaction to a Receivables Entity in a Qualified Receivables Transaction, and acquisitions of Permitted Investments and related arrangements in connection with a Qualified Receivables Transaction;

                  (7) making loans to employees (other than executive officers) for the purchase of Capital Stock of the Company in compliance with applicable law; and

                  (8) tax sharing agreements between the Company and any Restricted Subsidiary.

                  SECTION 3.11. Change of Control. If a Change of Control occurs, each registered Holder of Securities will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

                  Within 30 days following any Change of Control or, at the Company's option, prior to any Change of Control but after the public announcement thereof, the Company will mail a notice (the "Change of Control Offer") to each registered Holder with a copy to the Trustee stating:

                  (1) that a Change of Control has occurred or may occur and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount of such Securities plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date) (the "Change of Control Payment");

                  (2) the repurchase date (which shall be no earlier than (x) the consummation of the Change of Control in the case of a Change of Control Offer initiated prior to the consummation of the transaction resulting in such Change of Control and (y) in other cases, 30 days after the notice is mailed but not later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date");

                  (3) that the Change of Control Offer is conditioned on the Change of Control occurring if the notice is mailed prior to a Change of Control; and

                  (4) the procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to have its Securities repurchased.

                  On the Change of Control Payment Date, the Company will, to the extent lawful:

                  (1) accept for payment all Securities or portions of Securities (equal to $1,000 or an integral multiple of $1,000) properly tendered under the Change of Control Offer;

                  (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities so tendered; and

                  (3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Company.

                  The Paying Agent will promptly mail to each Holder of Securities so tendered the Change of Control Payment for such Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security will be in a principal amount of $1,000 or an integral multiple of $1,000.

                  If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender pursuant to the Change of Control Offer.

                  The Change of Control provisions described above will be applicable whether or not any other provisions of this Indenture are applicable.

                  Before mailing a Change of Control Offer, and as a condition to such mailing (i) the requisite Holders of each issue of Indebtedness issued under any credit agreement, indenture or other agreement that may be violated by such payment shall have consented to such Change of Control Offer being made and waived the event of default, if any, caused by the Change of

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                                                                              61

Control or (ii) the Company will repay all outstanding Indebtedness issued under any credit agreement, indenture or other agreement that may be violated by a payment to the Holders of Securities under a Change of Control Offer or the Company must offer to repay all such Indebtedness, and make payment to the holders of such Indebtedness that accept such offer and obtain waivers of any event of default from the remaining holders of such Indebtedness. The Company covenants to effect such repayment or obtain such consent and waiver within 30 days following any Change of Control (or in the case of a Change of Control Offer initiated prior to the consummation of the transaction resulting in a Change of Control, on or prior to the later of the date of such transaction or the closing of the Change of Control Offer), it being a default under this Indenture if the Company fails to comply with such covenant within 30 days following any Change of Control (or in the case of a Change of Control Offer initiated prior to the consummation of the transaction resulting in a Change of Control, on or prior to the later of the date of such transaction or the closing of the Change of Control Offer).

         The Company will not be required to make a Change of Control Offer upon a Change of Control (or in advance of a Change of Control but after the public announcement of the transaction that would, if consummated, result in a Change of Control) if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

         The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in this Indenture by virtue of the conflict.

         SECTION 3.12. Further Instruments and Acts. Upon the reasonable request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

         SECTION 3.13. Effectiveness of Covenants. The covenants and provisions described under Sections 3.02 (to the extent not otherwise required under the TIA), 3.03, 3.04, 3.05, 3.08, 3.09, 3.10 and clause (3) of Section 4.01 hereof
(the "Suspended Covenants") will no longer be in effect upon the Company reaching Investment Grade Status; provided, that no Default has occurred and is continuing. The Company shall provide a Responsible Officer of the Trustee with written notice when the Suspended Covenants are no longer in effect.

         SECTION 3.14. Additional Covenants. The Company will be subject to the covenants set forth in Sections 1002, 1003 and 1004 of the Original Indenture in addition to the covenants set forth in this First Supplemental Indenture.

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                                                                              62

                                   ARTICLE IV

                                SUCCESSOR COMPANY

         SECTION 4.01. Merger and Consolidation. The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

         (1) the resulting, surviving or transferee Person (the "Successor Company") will be the Company or a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

         (2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

         (3) immediately after giving effect to such transaction, either (A) the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to the first paragraph of the covenant described under Section 3.03 hereof or (B) the Consolidated Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be equal to or greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction;

         (4) each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (1) shall apply) shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person's obligations in respect of this Indenture and the Securities; and

         (5) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

         For purposes of this Section 4.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company (other than to the Company or a Restricted Subsidiary), which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

         The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but, in the case of a lease of all or

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                                                                              63

substantially all its assets, the Company will not be released from the obligation to pay the principal of and interest on the Securities.

         Notwithstanding the preceding clause (3), (x) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (y) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax benefits.

         The Company shall be subject to this Section 4.01 in lieu of Sections 801 and 803 of the Original Indenture (which shall be of no force and effect for the Securities). In addition, the provisions of Section 802 of the Original Indenture shall apply to any merger or consolidation pursuant to this Section 4.01.

         The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into any Person (other than another Subsidiary Guarantor) unless

            (i) the resulting, surviving or transferee Person shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and such Person (if not such Subsidiary Guarantor) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under its Notes Guarantee;

            (ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

            (iii) the Company shall have delivered to the Trustee an Officers' Certificate and, in the case of a transaction involving a Significant Subsidiary, an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

                                   ARTICLE V

                              DEFAULTS AND REMEDIES

         SECTION 5.01. Events of Default. Each of the following is an "Event of Default":

         (1) default in any payment of interest on any Security when due, continued for 30 days;

         (2) default in the payment of principal of or premium, if any, on any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

         (3) failure by the Company or any Subsidiary Guarantor to comply with its obligations under Article IV above;

         (4) failure by the Company to comply for 30 days after notice with any of its obligations under Article III above (in each case, other than a failure to purchase Securities which will constitute an Event of Default under clause (2) above);

         (5) failure by the Company to comply for 60 days after notice with its other agreements contained in the Indenture;

         (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary (or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default:

              (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness before the expiration of the grace period provided in such Indebtedness ("payment default"); or

              (b) results in the acceleration of such Indebtedness before its maturity (the "cross acceleration provision");

         and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $50.0 million or more;

         (7) (a) the Company or Significant Subsidiary (other than any Receivables Entity) or a group of Restricted Subsidiaries (other than Receivables Entities) that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                 (i)   commences a voluntary case or proceeding;

                 (ii) consents to the entry of judgment, decree or order for relief against it in an involuntary case or proceeding;

                 (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property;

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                                                                              65

                  (iv) makes a general assignment for the benefit of its creditors;

                  (v) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it; or

                  (vi) takes any corporate action to authorize or effect any of the foregoing;

         or takes any comparable action under any foreign laws relating to insolvency; or

              (b) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company or any Significant Subsidiary (other than any Receivables Entity) or a group of Restricted Subsidiaries (other than Receivables Entities) that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary in an involuntary case;

                  (ii) appoints a Custodian of the Company or any Significant Subsidiary (other than any Receivables Entity) or a group of Restricted Subsidiaries (other than Receivables Entities) that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary or for all or substantially all of its property; or

                  (iii) orders the winding up or liquidation of the Company or any Significant Subsidiary (other than any Receivables Entity) or a group of Restricted Subsidiaries (other than Receivables Entities) that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary;

         or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 days;

         (8) failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $50.0 million (net of any amounts covered by a reputable and creditworthy insurance company), which judgments are not paid, discharged or stayed for a period of 60 days (the "judgment default provision"); or

         (9) any Subsidiary Guarantee of a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant

         Subsidiary ceases to be in full force and effect (except in accordance with the terms of the Indenture) or is declared null and void in a judicial proceeding or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary denies or disaffirms its obligations under the Indenture or its Subsidiary Guarantee.

                  However, a default under clauses (4) and (5) of this Section
5.01 will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the default and the Company does not cure such default within the time specified in clauses (4) and (5) of this paragraph after receipt of such notice.

                  This Section 5.01 shall be applicable with respect to the Securities in lieu of Section 501 of the Original Indenture (which shall be of no force and effect for the Securities).

                  SECTION 5.02. Acceleration. If an Event of Default (other than an Event of Default described in Section 5.01(7) above with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Securities to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. In the event of a declaration of acceleration of the Securities because an Event of Default described in Section 5.01(6) above has occurred and is continuing, the declaration of acceleration of the Securities shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to Section 5.01(6) above shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Indebtedness within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Securities would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Securities that became due solely because of the acceleration of the Securities, have been cured or waived. If an Event of Default described in Section 5.01(7) above with respect to the Company occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the outstanding Securities may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Securities and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived.

                  This Section 5.02 shall be applicable with respect to the Securities in lieu of Section 502 of the Original Indenture (which shall be of no force and effect for the Securities).

                  SECTION 5.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of (or premium, if any) or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  This Section 5.03 shall be applicable with respect to the Securities in lieu of the applicable provisions of Sections 505, 510 and 511 of the Original Indenture (which shall be of no force and effect for the Securities).

                  SECTION 5.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may (a) waive, by their consent (including, without limitation consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), an existing Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest on a Security or (ii) a Default or Event of Default in respect of a provision that under Section 7.02 hereof cannot be amended without the consent of each Holder affected and (b) rescind any such acceleration with respect to the Securities and its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right. This Section 5.04 shall be applicable with respect to the Securities in lieu of the applicable provisions of Section 514 of the Original Indenture (which shall be of no force and effect for the Securities).

                  SECTION 5.05. Limitation on Suits. Subject to the provisions of this Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

                  (1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

                  (2) Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee to pursue the remedy;

                  (3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

                  (4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

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                                                                              68

                  (5) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

                  This Section 5.05 shall be applicable with respect to the Securities in lieu of Section 507 of the Original Indenture (which shall be of no force and effect for the Securities).

                  SECTION 5.06. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture (including, without limitation, Section 5.05 above), the right of any Holder to receive payment of principal of, premium (if any) or interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder. This Section 5.06 shall be applicable with respect to the Securities in lieu of
Section 508 of the Original Indenture (which shall be of no force and effect for the Securities).

                  SECTION 5.07. Collection Suit by Trustee. If an Event of Default specified in clauses (1) or (2) of Section 5.01 above occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 606 of the Original Indenture. This Section 5.07 shall be applicable with respect to the Securities in lieu of Section 503 of the Original Indenture (which shall be of no force and effect for the Securities).

                  SECTION 5.08. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company, its Subsidiaries or its or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 606 of the Original Indenture. This Section 5.08 shall be applicable with respect to the Securities in lieu of Section 504 of the Original Indenture (which shall be of no force and effect for the Securities).

                  SECTION 5.09. Priorities. If the Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the following order:

                  FIRST: to the Trustee or any predecessor trustee for amounts due under Section 606 of the Original Indenture;

                  SECOND: to Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind,

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                                                                              69

                  according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  THIRD: to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

                  This Section 5.09 shall be applicable with respect to the Securities in lieu of Section 506 of the Original Indenture (which shall be of no force and effect for the Securities).

                  SECTION 5.10. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to
Section 5.06 hereof or a suit by Holders of more than 10% in outstanding principal amount of the Securities. This Section 5.10 shall be applicable with respect to the Securities in lieu of Section 513 of the Original Indenture (which shall be of no force and effect for the Securities).

                  SECTION 5.11. Control by Holders of Securities. The Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. In the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 602 of the Original Indenture, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action with respect to the Securities or the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action. This Section 5.11 shall be applicable with respect to the Securities in lieu of Section 512 of the Original Indenture (which shall be of no force and effect for the Securities).

                  SECTION 5.12. Notices of Default; Compliance Certificate . If a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within 90 days after it occurs unless the Default has been previously cured. In addition, except in the case of a Default in the payment of principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding notice is in the interests of the Holders. In addition, the Company is required to deliver to the Trustee, within 120 days after

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                                                                              70

the end of each fiscal year, an Officers' Certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the knowledge of the occurrence thereof, written notice and a description of any events which would constitute Defaults, their status and what action the Company is taking or proposes to take in respect thereof. This Section 5.12 shall be applicable with respect to the Securities in lieu of Sections 601 and 1005 of the Original Indenture (which shall be of no force and effect for the Securities).

                                   ARTICLE VI

                       DEFEASANCE AND COVENANT DEFEASANCE

                  SECTION 6.01. Defeasance. (a) Subject to Sections 6.01(b) and
6.02 below, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option"), and after giving effect to such legal defeasance, any omission to comply with such obligations shall no longer constitute a Default or Event of Default or (ii) its obligations under Sections 3.02, 3.03, 3.04, 3.05, 3.06, 3.07, 3.08, 3.09, 3.10, 3.11, 3.12,
4.01(3) and 4.01(4) hereof and the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply with such covenants shall no longer constitute a Default or an Event of Default under Section 5.01(3), 5.01(4) and 5.01(5) hereof and the operation of Sections 5.01(6), 5.01(7) (but only with respect to a Significant Subsidiary or group of Restricted Subsidiaries that would constitute a Significant Subsidiary), 5.01(8) and 5.01(9) hereof, and the events specified in such Sections shall no longer constitute an Event of Default (clause (ii) being referred to as the "covenant defeasance option"), but except as specified above, the remainder of this Indenture and the Securities shall be unaffected thereby. The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its covenant defeasance option, the Company may elect to have any Subsidiary Guarantees in effect at such time terminate.

                  If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default, and the Subsidiary Guarantees in effect at such time shall terminate. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 5.01(3), 5.01(4) (as such Section relates to 3.02, 3.03, 3.04, 3.05, 3.06, 3.07, 3.08, 3.09,
3.10, 3.11 and 3.12 hereof), 5.01(5), 5.01(6), 5.01(7) (but only with respect to a Significant Subsidiary or group of Restricted Subsidiaries that would constitute a Significant Subsidiary), 5.01(8) or 5.01(9) hereof or because of the failure of the Company to comply with Section 4.01(3) or 4.01(4) hereof.

                  Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

      (b) Notwithstanding the provisions of Sections 6.01(a) hereof, the Company's obligations in Sections 303, 304, 305, 306, 307, 310, 508, 606, 608,
609, 701, 1002, 1003, and 1005 of the Original Indenture, and in Sections 3.01 and 3.13 of this First Supplemental Indenture and this Article VI shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Section 606 of the Original Indenture, and Sections 6.04 and 6.05 hereof shall survive.

      This Section 6.01 shall be applicable with respect to the Securities in lieu of Sections 1401, 1402 and 1403 of the Original Indenture (which shall be of no force and effect for the Securities).

      SECTION 6.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

            (1) the Company irrevocably deposits in trust with the Trustee for the benefit of the Holders money in U.S. dollars or U.S. Government Obligations or a combination thereof for the payment of principal, premium, if any, and interest on the Securities to maturity or redemption, as the case may be;

            (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants or nationally recognized investment bank expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity;

            (3) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, with respect to bankruptcy or insolvency Events of Default, on the 91st day after such date of deposit;

            (4) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

            (5) the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) to the effect that (A) the Securities and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and that no Holder of the Securities is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' right generally;

            (6) the Company delivers to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

            (7) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) in the United States of America stating that
      (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

            (8) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) in the United States of America to the effect that the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

            (9) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities and this Indenture as contemplated by this Article VI have been complied with.

            This Section 6.02 shall be applicable with respect to the Securities in lieu of Section 1404 of the Original Indenture (which shall be of no force and effect for the Securities).

            SECTION 6.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article VI. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. This
Section 6.03 shall be applicable with respect to the Securities in lieu of
Section 1405 of the Original Indenture (which shall be of no force and effect for the Securities).

            SECTION 6.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money, U.S. Government Obligations or securities held by them upon payment of all the obligations under this Indenture.

            In the absence of a written request from the Company to return unclaimed funds to the Company, the Trustee shall from time to time deliver all unclaimed funds to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee. Any unclaimed funds held by the Trustee pursuant to this Section shall be held uninvested and without any liability for interest. This Section 6.04 shall be applicable with respect to the Securities in lieu of Section 1405 of the Original Indenture (which shall be of no force and effect for the Securities).

            SECTION 6.05. Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations. This
Section 6.05 shall be applicable with respect to the Securities in lieu of
Section 1405 of the Original Indenture (which shall be of no force and effect for the Securities).

            SECTION 6.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article VI by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VI until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VI; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent. This
Section 6.06 shall be applicable with respect to the Securities in lieu of
Section 1406 of the Original Indenture (which shall be of no force and effect for the Securities).

                                   ARTICLE VII

                              AMENDMENT AND WAIVER

            SECTION 7.01. Without Consent of Holders of Securities. Without the consent of any Holder, the Company and the Trustee may amend this Indenture and the Securities to:

            (1) cure any ambiguity, omission, defect or inconsistency;

            (2) provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of the Company under this Indenture and the Securities;

            (3) provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in
      Section 163(f) (2) (B) of the Code);

            (4) add Guarantees with respect to the Securities or release a Subsidiary Guarantor in accordance with this Indenture;

            (5) secure the Securities;

            (6) add to the covenants of the Company or provide additional rights or benefits to the Holders or surrender any right or power conferred upon the Company;

            (7) make any change that does not adversely affect the rights of any Holder;

            (8) comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act; or

            (9) evidence and provide the acceptance of the appointment of a successor trustee under this Indenture.

            This Section 7.01 shall be applicable with respect to the Securities in lieu of Section 901 of the Original Indenture (which shall be of no force and effect for the Securities).

            SECTION 7.02. With Consent of Holders of Securities. Subject to
Section 7.01 and the exceptions enumerated below, this Indenture may be amended with the consent of the Holders of a majority in principal amount of the Securities then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities) and, subject to Section 5.04, any past default, or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). However, without the consent of each Holder of an outstanding Security affected, no amendment may, among other things:

            (1) reduce the amount of Securities whose Holders must consent to an amendment;

            (2) reduce the stated rate of or extend the stated time for payment of interest on any Security;

            (3) reduce the principal of or extend the Stated Maturity of any Security;

            (4) reduce the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may be redeemed, or repurchased as described above under Sections 2.02, 3.09, or 3.11 hereof or any similar provision, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

            (5) make any Security payable in money other than that stated in the Security;

            (6) impair the right of any Holder to receive payment of, premium, if any, principal of and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities;

            (7) modify the Subsidiary Guarantees in any manner adverse to the Holders of the Securities except for a release in accordance with the provisions of this Indenture; or

            (8) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions.

            The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under this Indenture becomes effective, the Company is required to mail to the Holders a notice briefly describing such amendment. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the amendment.

            This Section 7.02 shall be applicable with respect to the Securities in lieu of Section 902 of the Original Indenture (which shall be of no force and effect for the Securities).

            SECTION 7.03. Revocation and Effects of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder of Securities. An amendment or waiver shall become effective upon receipt by the Trustee of the requisite number of written consents under Section 7.01 or 7.02 hereof as applicable.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.

            SECTION 7.04. Payment for Consent. Neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any Holder of any Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or is paid to all Holders of the Securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

                                  ARTICLE VIII

                                  MISCELLANEOUS

            SECTION 8.01. No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Company or the Subsidiary Guarantors, if any, as such, shall have any liability for any obligations of the Company under the Securities, this Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

        SECTION 8.02. Priority of First Supplemental Indenture. In the event any conflict arises between the terms of the Original Indenture and the terms of this First Supplemental Indenture, the terms of this First Supplemental Indenture shall be controlling and supersede such conflicting terms of the Original Indenture. Unless otherwise specifically modified or amended hereby, the terms of the Original Indenture shall remain in full force and effect with respect to the Securities. Articles XII and XIII of the Original Indenture, however, are not applicable to this First Supplemental Indenture and thus are of no force or effect for the Securities.

        SECTION 8.03. Governing Law. This Indenture and the Securities will be governed by, and construed in accordance with, the laws of the State of New York.

        SECTION 8.04. Appointment of Security Registrar and Paying Agent. The Trustee will initially act as Paying Agent and Security Registrar. The Company may change the Paying Agent or Security Registrar without prior notice to the Holder of the Securities, and the Company or any of its Restricted Subsidiaries may act as Paying Agent or Security Registrar.

        SECTION 8.05. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

        IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                            SPX CORPORATION


                                            By: /s/ Christopher J. Kearney
                                               ---------------------------------
                                               Name:  Christopher J. Kearney
                                               Title: Vice President, Secretary
                                                      and General Counsel


                                            JPMORGAN CHASE BANK, as Trustee


                                            By: /s/ William G. Keenan
                                               ---------------------------------
                                               Name:  William G. Keenan
                                               Title: Assistant Vice President

                                                                       EXHIBIT A

                             [FORM OF FACE OF NOTE]

                       [Depository Legend, if applicable]

No. ___                                       Principal Amount $
                                                             CUSIP NO. 784635AG9


                                 SPX CORPORATION

                          7 1/2% Senior Notes due 2013

                  SPX Corporation, a Delaware corporation, promises to pay to __________, or registered assigns, the principal sum of _______________ Dollars, on January 1, 2013.

                  Interest Payment Dates: January 1 and July 1
                  Record Dates:  June 15 and December 15

                  Additional provisions of this Security are set forth on the other side of this Security.

                                           SPX CORPORATION


                                           By:__________________________________


                  TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

                  JPMORGAN CHASE BANK
as Trustee, certifies
that this is one of
the Securities referred
to in this Indenture.

         By________________________________
                  Authorized Officer                  Date:

                         [FORM OF REVERSE SIDE OF NOTE]

                          7 1/2% Senior Notes due 2013

1. Interest

           SPX Corporation, a Delaware Corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

           The Company will pay interest semiannually on January 1 and July 1 of each year commencing July 1, 2003. Notwithstanding Section 112 of the Original Indenture, in any case where any Interest Payment Date, Redemption Date, Repayment Date, Stated Maturity or Maturity or other date of repurchase, redemption or payment of principal in respect of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or any Security or coupon other than a provision in the Securities of any series which specifically states that such provision shall apply in lieu of this Section), payment of principal (or premium, if any) or interest, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repayment Date, or at the Stated Maturity or Maturity or other date or repurchase, redemption or payment of principal in respect of the Securities; provided that (x) for scheduled payments of interest on January 1 and July 1, the amount of interest payable shall be equal to the amount payable on the scheduled Interest Payment Date and (y) with respect to the payment of interest in connection with Redemption Dates, Repurchase Dates, and upon Stated Maturity or Maturity or redemptions, repayments or other payments of principal, the amount of interest shall include interest up to such Redemption Date, Repurchase Date or Stated Maturity or Maturity or to the date of such redemption, repurchase or other payment of principal in respect of the Securities, as the case may be. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from December 27, 2002. The Company shall pay interest on overdue principal or premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Securities to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment

           The Company will pay principal of, premium, if any, and interest on the Securities, and the Securities may be exchanged or transferred, at the office or agency designated by the Company in the Borough of Manhattan, The City of New York (which initially will be the Corporate Trust Office of the Trustee in New York, New York), except that the Company may, at its option, pay interest on the Securities by check to Holders of the Securities at their registered address as it appears in the Security Register. The Company shall pay principal of, premium, if any, and interest on, Securities in global form registered in the name of or held by the Depository or its nominee in immediately available funds to the Depository or its nominee, as the case may be, as the registered holder of such Securities in global form. No service charge will be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

3. Paying Agent and Registrar

                  Initially, JPMorgan Chase Bank (the "Trustee"), will act as Trustee, Paying Agent and Security Registrar. The Company may appoint and change any Paying Agent, Security Registrar or co-registrar without prior notice to any Holder. The Company or any of its Restricted Subsidiaries may act as Paying Agent or Security Registrar.

4. Indenture

                  The Company issued the Securities under a First Supplemental Indenture dated as of December 27, 2002 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "First Supplemental Indenture"), among the Company and the Trustee to the Original Indenture dated as of December 27, 2002, among the Company and the Trustee (the "Original Indenture," as may be amended and supplemented (excluding amendments and supplements relating to the issuance of new series of debt securities and not the Securities), and together with the First Supplemental Indenture, the "Indenture"). For the sake of clarity, each reference to the Indenture shall mean the Original Indenture and the First Supplemental Indenture, and future amendments and supplements, the provisions of which relate to the Securities and not future issuances of debt securities under the Indenture other than these Securities. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

                  The Securities are general unsecured senior obligations of the Company. The aggregate principal amount of securities that may be authenticated and delivered under the Indenture is unlimited. This Security is one of the 7 1/2% Senior Notes due 2013 referred to in the Indenture. The Securities include (i) $500,000,000 aggregate principal amount of the Company's 7 1/2% Senior Notes due 2013 issued under the Indenture on December 27, 2002 (herein called "Initial Securities") and (ii) if and when issued, additional 7 1/2% Senior Notes due 2013 of the Company that may be issued from time to time under the Indenture subsequent to December 27, 2002 (herein called "Additional Securities"). The Initial Securities and Additional Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on, among other things, the Incurrence of Indebtedness by the Company and its Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the Company and its Subsidiaries, the purchase or redemption of Capital Stock of the Company, certain purchases or redemptions of Subordinated Indebtedness, the sale or transfer of assets and Capital Stock of Subsidiaries, certain sale/leaseback transactions involving the Company or any Restricted Subsidiary, the incurrence of certain liens, certain payment guarantees, mergers and consolidations and investments of the Company and its Subsidiaries and transactions with Affiliates, provided, however, certain of such limitations will no longer be in effect if the Securities receive a rating of "BBB-" or higher from Standard & Poor's Rating Service (or its successors) and "Baa3" or higher from Moody's Investors Service, Inc. (or its successors). In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to enter into agreements that restrict distributions and dividends from Restricted Subsidiaries.

                  The Subsidiary Guarantors, if any, may be required, or such entities may elect pursuant to the Indenture, to unconditionally, jointly and severally, guarantee on a senior basis the due and punctual payment of the principal, premium, if any, and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture.

5. Redemption

                  The Securities will be redeemable, at the option of the Company, at any time prior to January 1, 2008, in whole at any time or in part from time to time, on at least 30 days but not more than 60 days' prior notice mailed to the registered address of each Holder of Securities to be so redeemed, at a redemption price equal to the greater of (i) 100% of their principal amount plus accrued but unpaid interest to the date of redemption or (ii)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the date of redemption to January 1, 2008 (except for currently accrued but unpaid interest) (assuming the Securities are redeemed, and based on the applicable redemption price, on that date) discounted to the date of redemption, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate (as defined), plus 50 basis points, plus
(b) accrued but unpaid interest to the date of redemption.

                  For purposes of determining the optional redemption price, the following definitions are applicable:

                  "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to January 1, 2008.

                  "Comparable Treasury Price" means, with respect to any Redemption Date, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, (i) as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York or published on the website of the Federal Reserve Bank of New York at http://www.ny.frb.org and designated "Composite 3:30 p.m. Quotations for the U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, the average of the Reference Treasury Dealer Quotations for such Redemption Date.

                  "Independent Investment Banker" means the Reference Treasury Dealer appointed by the Company.

                  "Reference Treasury Dealer" means each of J.P. Morgan Securities Inc., ABN AMRO Bank N.V., Banc of America Securities LLC, Banc One Capital Markets, Inc. and Comerica Securities, Inc., and their respective successors; provided, however, that if any of the foregoing is not or shall cease to be a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

                  "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

                  In addition, on and after January 1, 2008, the Company may redeem all or part of the Securities from time to time upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest thereon, if any, to the applicable Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on January 1 of the years indicated below:

             Year                                            Percentage
             ----------------------------------------------------------
             2008                                               103.75%
             2009                                               102.50%
             2010                                               101.25%
             2011 and thereafter                                100.00%
             ----------------------------------------------------------

                  Before January 1, 2006, the Company may on any one or more occasions redeem up to 35% of the original principal amount of the Securities (including any Additional Securities) with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 107.50% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that (1) at least 65% of the original principal amount of the Securities (including any Additional Securities) remains outstanding after each such redemption; and (2) the redemption occurs within 120 days after the closing of such Equity Offering.

                  If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Security is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Securities will be subject to redemption by the Company.

                  In the case of any partial redemption, the Trustee will select the Securities for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion will deem to be fair and reasonable, although no Security of $1,000 in original principal amount or less will be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption relating to such Security will state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security.

6. Repurchase Provisions

                  (a) Upon a Change of Control any Holder of Securities will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount of the Securities, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

                  (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 3.09 of the Indenture, the Company will be required to apply such Excess Proceeds to the repayment of the Securities and any Pari Passu Notes in accordance with the procedures set forth in the Indenture.

7. Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Security selected for redemption. Also, the Company is not required to transfer or exchange any Security for a period of 15 days before a selection of Securities to be redeemed.

8. Persons Deemed Owners

                  The registered Holder of this Security will be treated as the owner of it for all purposes. Only registered Holders will have rights under the Indenture.

9. Unclaimed Money

                  In the absence of a written request from the Company to return unclaimed funds to the Company, the Trustee shall from time to time deliver all unclaimed funds to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee. Any unclaimed funds held by the Trustee pursuant to this Section shall be held uninvested and without any liability for interest. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

10. Defeasance

                  Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Securities to redemption or maturity, as the case may be.

11. Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities and (ii) any past default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, to release a Subsidiary Guarantor in accordance with the Indenture or to secure the Securities, or to add additional covenants of the Company, or surrender rights and powers conferred on the Company, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the TIA, or to make any change that does not adversely affect the rights of any Holder, or to evidence and provide the acceptance of the appointment of a successor trustee under the Indenture.

12. Defaults and Remedies

                  The defaults and remedies for the Securities are set forth in
Article V of the First Supplemental Indenture.

13. Trustee Dealings with the Company

                  Subject to certain limitations set forth in the Original Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates (as defined in the Original Indenture) with the same rights it would have if it were not Trustee.

14. No Recourse Against Others

                  No past, present or future director, officer, employee, incorporator or stockholder of the Company or the Subsidiary Guarantors, if any, as such, shall have any liability for any obligations of the Company under the Securities, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each

Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

15. Authentication

     This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

16. Abbreviations

     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

17. CUSIP Numbers

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18. Governing Law

     This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

     The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture, which has in it the text of this Security in larger type. Requests may be made to:

                                 SPX Corporation
                        13515 Ballantyne Corporate Place
                         Charlotte, North Carolina 28277
               Attention: Christopher J. Kearney, General Counsel

                                 ASSIGNMENT FORM

          To assign this Security, fill in the form below:

          I or we assign and transfer this Security to
          ______________________________________________________________
              (Print or type assignee's name, address and zip code)

               __________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. No.)

     and irrevocably appoint ___________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

          ______________________________________________________________________

Date:____________________                     Your Signature:___________________

Signature

Guarantee:______________________________________________________________________
                                 (Signature must be guaranteed)

          _____________________________________________________________________
          Sign exactly as your name appears on the other side of this Security.

          The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                  The following increases or decreases in this Global Security have been made:

                                                                   Principal Amount of      Signature of
                 Amount of decrease in    Amount of increase in    this Global Security     authorized signatory
Date of          Principal Amount of      Principal Amount of      following such           of Trustee or
Exchange         this Global Security     this Global Security     decrease or increase     Securities Custodian
--------         ---------------------    ---------------------    --------------------     --------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 3.09 or 3.11 of the Indenture, check either box:

                                    [_]  [_]
                                    3.09 3.11

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.09 or 3.11 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $

          Date: __________ Your Signature

___________________________________________________________________________
       (Sign exactly as your name appears on the other side of the Security)



          Signature Guarantee:

____________________________________________________________
                    (Signature must be guaranteed)

          The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.